================================================================================
PROSPECTUS

                                $609,110,423.59
                       BANC ONE AUTO GRANTOR TRUST 1997-B

            $572,563,000.00 CLASS A 6.29% ASSET BACKED CERTIFICATES
             $36,547,423.59 CLASS B 6.46% ASSET BACKED CERTIFICATES

                             BANK ONE, TEXAS, N.A.
                              SELLER AND SERVICER
                            ------------------------

    Banc One Auto Grantor Trust 1997-B (the 'Trust') will be formed pursuant to a Pooling and Servicing Agreement dated as of December 1, 1997, between Bank One, Texas, N.A., a national banking association, as seller and servicer, and Bankers Trust Company, as trustee, and will issue $572,563,000.00 aggregate principal balance of 6.29% Class A Asset Backed Certificates (the 'Class A Certificates') and $36,547,423.59 aggregate principal balance of 6.46% Class B Asset Backed Certificates (the 'Class B Certificates' and, together with the Class A Certificates, the 'Certificates').

    The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the 'Receivables') secured by new or used automobiles, vans or light duty trucks, certain payments made thereunder on or after December 1, 1997 (the 'Cutoff Date'), security interests in the vehicles financed thereby, and the proceeds thereof. The Trust may also draw on funds on deposit in the Reserve Fund, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date. The Receivables were originated by the Seller or acquired by the Seller from Bank One, N.A., Bank One, Wisconsin or Bank One, Indiana, N.A. or their predecessor banks (each, including the Seller, an 'Affiliated Bank' and together the 'Affiliated Banks') in the ordinary course of the Seller's business.

    The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately 94% of the Trust. The Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately 6% of the Trust. Principal and interest at the applicable Class A or Class B Pass-Through Rate will be distributed to Certificateholders on or about the twentieth day of each month, commencing January 20, 1998. The rights of the holders of the Class B Certificates to receive distributions are subordinated to the rights of holders of the Class A Certificates to the extent described herein. The outstanding principal balance, if any, of the Certificates will be due and payable on the July 2004 Distribution Date (the 'Final Scheduled Distribution Date').
                            ------------------------

        FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY
                  PROSPECTIVE PURCHASERS OF THE CERTIFICATES,
                    SEE 'RISK FACTORS' BEGINNING ON PAGE 10.

  THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
       OBLIGATIONS OF OR INTERESTS IN BANK ONE, TEXAS, N.A. OR ANY OF ITS AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR
                     GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                                      PRICE TO          UNDERWRITING        PROCEEDS TO
                                                                       PUBLIC            DISCOUNTS         THE SELLER(1)
                                                                 ------------------  ------------------  ------------------
Per Class A Certificate........................................      99.993270%          0.225000%           99.768270%
Per Class B Certificate........................................      99.984430%          0.325000%           99.659430%
Total..........................................................   $609,066,199.67      $1,407,045.88      $607,659,153.79

(1) Before deducting expenses, estimated to be $625,000.00.

    The Certificates are offered by the Underwriters when, as and if issued by the Trust, delivered and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the facilities of The Depository Trust Company on the Same Day Funds Settlement System on or about December 16, 1997.

    After the initial distribution of the Certificates by the Underwriters, this Prospectus may be used by Banc One Capital Corporation, an affiliate of the Seller, in connection with offers and sales relating to market making transactions in the Certificates. Banc One Capital Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus will be updated from time to time as described in 'Incorporation of Certain Documents by Reference.'

                            ------------------------

BANC ONE CAPITAL CORPORATION                                SALOMON SMITH BARNEY
                                 UBS SECURITIES

================================================================================
                 The date of the Prospectus is December 9, 1997

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING.'

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ('Cede'), as nominee of The Depository Trust Company ('DTC') and registered holder of the Certificates. Certificateholders will hold their securities through DTC. DTC will forward such reports to Participants. See 'The Certificates--Book-Entry Registration' and '--Statements to Certificateholders.' Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller will file with the Securities and Exchange Commission (the 'Commission') such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

     The Seller has filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington. D.C. 20549, at prescribed rates. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed incorporated by reference into this Prospectus and to be a part hereof. After the initial distribution of the Certificates by the Underwriters and in connection with market making transactions by Banc One Capital Corporation, this Prospectus will be distributed together with, and should be read in conjunction with an accompanying supplement to the Prospectus. Such supplement will contain the reports described above and generally will include the information contained in the monthly statements furnished to Certificateholders. See 'The Certificates--Statements to Certificateholders.' Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Prospectus.

     The Servicer will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be directed to BANC ONE CORPORATION, 150 East Gay Street, 23rd Floor, Columbus, Ohio 43271-0138,
Attention: Structured Finance. Telephone requests for such copies should be directed to BANC ONE CORPORATION at (614) 248-5800.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the Index of Principal Terms.

Issuer....................................  Banc One Auto Grantor Trust 1997-B (the 'Trust' or the 'Issuer').

Seller and Servicer.......................  Bank One, Texas, N.A. (in its capacity as seller, the 'Seller' or, in its capacity as servicer, the 'Servicer'). See 'The Servicer and the
                                            Seller.'

Affiliated Banks..........................  All of the Receivables were originated by the Seller or acquired by the Seller from Bank One, N.A., Bank One, Wisconsin or Bank One,
                                            Indiana, N.A. or their predecessor banks (each, including the Seller, an 'Affiliated Bank' and together, the 'Affiliated Banks').

Trustee and Collateral Agent..............  Bankers Trust Company, a New York banking corporation, not in its individual capacity, but solely as trustee for the Trust (the
                                            'Trustee') and as collateral agent with respect to the Reserve Fund
                                            (the 'Collateral Agent').

Securities Offered........................  Banc One Auto Grantor Trust 1997-B will issue two classes of
                                            Certificates (each, a 'Class') with one class of senior certificates
                                            (the 'Class A Certificates') and one class of subordinated certificates (the 'Class B Certificates' and, together with the Class
                                            A Certificates, the 'Certificates') pursuant to a Pooling and
                                            Servicing Agreement dated as of December 1, 1997 (the 'Agreement')
                                            among the Seller, the Servicer and the Trustee. Each Certificate will represent a fractional undivided interest in the assets of the Trust.
                                            The Class A Certificates will be issued in an initial aggregate principal amount of $572,563,000.00 (the 'Original Class A Principal
                                            Balance') and will evidence in the aggregate an undivided ownership interest in approximately 94% of the Trust (the 'Class A
                                            Percentage').

                                            The Class B Certificates will be issued in an initial aggregate principal amount of $36,547,423.59 (the 'Original Class B Principal
                                            Balance') and will evidence in the aggregate an undivided ownership interest in approximately 6% of the Trust (the 'Class B Percentage').
                                            The Class B Certificates will be subordinated to the Class A
                                            Certificates to the extent described herein. See 'Risk
                                            Factors--Subordination of the Class B Certificates' and 'The
                                            Certificates--Subordination of the Class B Certificates.'

Registration of the Certificates..........  The Certificates will be available for purchase in denominations of
                                            $1,000 and integral multiples of $1 in excess thereof in book-entry form only. See 'The Certificates--General.' Certificateholders will not be entitled to receive a Definitive Certificate except in the event that Definitive Certificates are issued in the limited circumstances described herein. Persons acquiring beneficial interests in the Certificates will hold their interests through DTC.
                                            See 'The Certificates--Definitive Certificates.'

Trust Property............................  The property of the Trust (the 'Trust Property') will include (i) the
                                            Receivables; (ii) all monies received under the Receivables on and after December 1, 1997 (the 'Cutoff Date'); (iii) certain bank accounts established and maintained by the Trustee; (iv) security interests in the Financed Vehicles; (v) the rights to proceeds from certain insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the
                                            Financed Vehicles (the 'Obligors'); (vi) the rights of the Trustee for the benefit of the Certificateholders under the Agreement; (vii)
                                            the rights to certain payments from the Reserve Fund; and (viii) all proceeds (within the meaning of the UCC) of the foregoing. The
                                            Reserve Fund will be maintained for the benefit of the
                                            Certificateholders, but will not be part of the Trust.

The Receivables...........................  The Receivables will consist of motor vehicle retail installment sale contracts secured by new or used automobiles, vans or light duty trucks, including rights to receive certain payments made with respect to such Receivables on and after the Cutoff Date, security interests in the vehicles financed thereby (the 'Financed Vehicles'), and the proceeds thereof. On the date of the issuance of the
                                            Certificates (the 'Closing Date'), the Trustee will purchase from the
                                            Seller pursuant to the Agreement simple interest motor vehicle retail installment sale contracts (the 'Receivables') having an aggregate principal balance of $609,110,423.59 as of the Cutoff Date. See 'The
                                            Certificates--Sale and Assignment of the Receivables.'

                                            The Receivables arise from loans originated indirectly by motor vehicle dealers (the 'Dealers'), purchased by the Affiliated Banks in the ordinary course of business pursuant to agreements with the
                                            Dealers and, with respect to the Receivables originated by an
                                            Affiliated Bank other than the Seller, acquired by the Seller from the Affiliated Banks in the ordinary course of the Seller's business.
                                            The Receivables have been selected from the contracts originated by the Seller or purchased from the Affiliated Banks and owned by the
                                            Seller (the 'Affiliated Bank Portfolio') based on the criteria specified in the Agreement and described herein. As of the Cutoff
                                            Date, the weighted average annual percentage rate (the 'APR') of the
                                            Receivables was approximately 10.19%, the weighted average remaining term to maturity of the Receivables was approximately 57.17 months and the weighted average original term to maturity of the Receivables was approximately 59.48 months. As of the Cutoff Date, no Receivable has a scheduled maturity later than January 2004 (the 'Final
                                            Scheduled Maturity Date'). Approximately 49.52% of the aggregate principal balance of the Receivables as of the Cutoff Date represents financing of new vehicles; the remainder represents financing of used vehicles. As of the Cutoff Date, approximately 33.92%, 24.13%, 19.90%
                                            and 10.01% of the aggregate principal balance of the Receivables have
                                            Obligors with billing addresses in the States of Ohio, Wisconsin,
                                            Texas and Indiana, respectively. See 'The Receivables Pool' and 'Risk
                                            Factors--Regional Economic Conditions.'

Class A Pass-Through Rate.................  6.29% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months (the 'Class A Pass-Through Rate').

Class B Pass-Through Rate.................  6.46% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months (the 'Class B Pass-Through Rate').

Distribution Date.........................  Distributions of principal and interest will be made on the 20th day of each month (or, if such 20th day is not a Business Day, the next succeeding Business Day) (each, a 'Distribution Date'), commencing in
                                            January 1998. The final scheduled Distribution Date is the July 2004
                                            Distribution Date (the 'Final Scheduled Distribution Date'). A
                                            'Business Day' is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Dallas, Texas are authorized by law, regulation, executive order or governmental decree to be closed.

Interest..................................  On each Distribution Date, the Trustee will distribute, to the extent of funds available therefor, first (i) pro rata to the holders of the
                                            Class A Certificates (the 'Class A Certificateholders') as of the
                                            last day of the immediately preceding calendar month (each such date, a 'Record Date'), interest in an amount equal to one-twelfth (or, in the case of the first Distribution Date, a fraction, the numerator of which is 34 and the denominator of which is 360) of the product of the Class A Pass-Through Rate and the Class A Principal Balance after giving effect to distributions of principal made on the preceding
                                            Distribution Date or, in the case of the first Distribution Date, the
                                            Original Class A Principal Balance (the 'Class A Monthly Interest')
                                            plus any unpaid Class A Monthly Interest from any preceding
                                            Distribution Date that remains unpaid and interest on such amount to the extent permitted by law at the Class A Pass-Through Rate and then
                                            (ii) pro rata to the holders of record of the Class B Certificates
                                            (the 'Class B Certificateholders' and, together with the Class A
                                            Certificateholders, the 'Certificateholders') as of the Record Date,
                                            interest in an amount equal to one-twelfth (or, in the case of the first Distribution Date, a fraction, the numerator of which is 34 and the denominator of which is 360) of the product of the Class B
                                            Pass-Through Rate and the Class B Principal Balance after giving effect to all payments of principal made on the preceding
                                            Distribution Date, or, in the case of the first Distribution Date, the Original Class B Principal Balance (the 'Class B Monthly
                                            Interest') plus any unpaid Class B Monthly Interest from any preceding Distribution Date that remains unpaid and interest on such amount to the extent permitted by law at the Class B Pass-Through
                                            Rate.

                                            The 'Class A Principal Balance' on any date of determination shall equal the Original Class A Principal Balance reduced by all distributions actually made to the Class A Certificateholders and allocable to principal. The 'Class B Principal Balance' on any date of determination shall equal the Original Class B Principal Balance reduced by all distributions actually made to the Class B
                                            Certificateholders and allocable to principal.

Principal.................................  On each Distribution Date, the Trustee will distribute, to the extent of funds available therefor, first (i) pro rata to Class A
                                            Certificateholders of record as of the related Record Date an amount equal to the sum of (x) the Class A Percentage of all payments received by the Servicer during the preceding Collection Period allocable to principal on or in respect of the Receivables as described under 'The Certificates--Distributions on Certificates'
                                            ('Principal Collections'), (y) the Class A Percentage of Realized
                                            Losses with respect to Receivables which became Liquidated
                                            Receivables during the related Collection Period (the sum of (x) and
                                            (y), the 'Class A Monthly Principal') and (z) any unpaid Class A
                                            Monthly Principal with respect to any preceding Distribution Date and then (ii) pro rata to Class B Certificateholders of record as of the related Record Date an amount equal to the sum of (x) the Class B
                                            Percentage of Principal Collections, (y) the Class B Percentage of
                                            Realized Losses with respect to Receivables which became Liquidated
                                            Receivables during the related Collection Period (the sum of (x) and
                                            (y), the 'Class B Monthly Principal') and (z) any unpaid Class B
                                            Monthly Principal with respect to any preceding Distribution Date.

                                            A 'Collection Period' means, with respect to any Distribution Date the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

Subordination of the Class B
  Certificates............................  The rights of the Class B Certificateholders to receive distributions to which they would otherwise be entitled with respect to the assets of the Trust will be subordinated to the rights of the Class A
                                            Certificateholders, as more fully described under 'Risk Factors--
                                            Subordination of the Class B Certificates' and 'The Certificates--
                                            Subordination of the Class B Certificates.' This subordination is intended to enhance the likelihood of timely receipt by Class A
                                            Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A
                                            Certificateholders limited protection against losses in respect of the Receivables.

                                            The protection afforded to the Class A Certificateholders by the subordination feature described above will be effected both by the preferential right of the Class A Certificateholders to receive, to the extent described below, current distributions from collections on or in respect of the Receivables and by the establishment of a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders (the 'Reserve Fund'). Amounts on deposit in the Reserve Fund will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A
                                            Certificates and, in respect of principal, after payment of interest and principal of the Class A Certificates and interest on the Class B
                                            Certificates. The Reserve Fund will be maintained for the benefit of the Certificateholders, but will not be part of the Trust.

                                            No interest distribution will be made to the Class B
                                            Certificateholders on any Distribution Date until the full amount of interest on the Class A Certificates payable on such Distribution
                                            Date has been distributed to the Class A Certificateholders. No principal distribution will be made to the Class B Certificateholders on any Distribution Date until the full amount of interest on and principal of the Class A Certificates and interest on the Class B
                                            Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and Class B Certificateholders,
                                            respectively. Distributions of interest on the Class B Certificates, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the
                                            Reserve Fund, will not be subordinated to the payment of principal on the Class A Certificates.

Reserve Fund..............................  The Reserve Fund will be created with an initial deposit by the
                                            Seller of cash or Eligible Investments having a value of
                                            $30,455,521.18, or 5.00% of the Pool Balance as of the Cutoff Date
                                            (the 'Original Pool Balance'). The amount initially deposited in the
                                            Reserve Fund will be augmented on each Distribution Date by the deposit in the Reserve Fund of amounts remaining after distribution of the Servicing Fee and amounts to be paid to Class A
                                            Certificateholders and Class B Certificateholders. Amounts in the
                                            Reserve Fund on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the
                                            Specified Reserve Balance for such Distribution Date will be released to the Seller, on such Distribution Date and upon such release, the
                                            Certificateholders will have no further rights in, or claims to, such amounts. The 'Specified Reserve Balance' with respect to any
                                            Distribution Date generally will be equal to the greater of (a) 5.00%
                                            of the sum of the Class A Principal Balance and the Class B Principal
                                            Balance (after giving effect to all distributions on the Certificates on such Distribution Date) or (b) 1.50% of the sum of the Original
                                            Class A Principal Balance and the Original Class B Principal Balance.
                                            Funds will be withdrawn, to the extent available, from the Reserve
                                            Fund for distribution first to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class A Certificates and then to
                                            Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class B
                                            Certificates. Thereafter, funds will be withdrawn from the Reserve
                                            Fund for distribution first to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class A Certificates and then to
                                            Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class B
                                            Certificates.

                                            The 'Pool Balance' at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection
                                            Period, after giving effect to all payments received from Obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

Servicing Fee.............................  The Servicer will receive a monthly fee (the 'Servicing Fee'), payable on each Distribution Date, equal to one-twelfth of the product of 1.00% (the 'Servicing Fee Rate') and the Pool Balance as
                                            of the first day of the related Collection Period. In addition, the
                                            Servicer will be entitled to certain nonsufficient funds charges and other administrative fees or similar charges. See 'The Certificates--
                                            Servicing Compensation.'

Optional Purchase.........................  The Seller may purchase all the Receivables on any Distribution Date as of which the Pool Balance is 5% or less of the Original Pool
                                            Balance at a purchase price determined as described under 'The
                                            Certificates--Termination.'

Prepayment Considerations.................  All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable. In addition, under certain circumstances, Receivables may be purchased or repurchased pursuant to the Agreement as a result of certain uncured breaches of representations and warranties in the case of the Seller and certain uncured breaches of covenants in the case of the Servicer.
                                            Accordingly, under certain circumstances it is likely that the
                                            Certificates will be repaid before the Final Scheduled Distribution
                                            Date. Any reinvestment risk (which will vary from investor to investor, but which may include the risk that principal payments will have to be reinvested at a lower yield) resulting from the rate of prepayments in full of the Receivables and the distribution of such prepayments to Certificateholders will be borne entirely by the
                                            Certificateholders.

Federal Tax Status and State Franchise Tax
  Consequences............................  In the opinion of Squire, Sanders & Dempsey L.L.P., special tax counsel, the Trust will be classified for Federal income tax purposes as a grantor trust or a partnership and not as an association taxable as a corporation. Certificateholders must report their respective allocable shares of income earned on Trust assets (excluding certain amounts retained by the Seller as described herein) and, subject to certain limitations applicable to individuals, estates and trusts, may deduct their respective allocable shares of reasonable servicing and other fees. See 'Federal Income Tax Consequences.' Squire,
                                            Sanders & Dempsey L.L.P. ('Ohio Tax Counsel') will deliver an opinion to the effect that the Trust will not be subject to Ohio franchise taxation and the Certificateholders should not be subject to Ohio franchise taxation solely as a result of the ownership of a
                                            Certificate. Investors should consult their own tax advisors regarding state and local tax consequences. See 'State and Local Tax
                                            Consequences.'

Rating....................................  It is a condition to the issuance of the Certificates that the Class
                                            A Certificates be rated in the highest investment rating category by at least two nationally recognized rating agencies (each, a 'Rating
                                            Agency') and the Class B Certificates be rated at least 'A' or its equivalent by each such Rating Agency. The ratings of the
                                            Certificates are based primarily on the quality of the Receivables and the availability of the Reserve Fund and, in the case of the
                                            Class A Certificates, on the subordination provided by the Class B
                                            Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. See 'Risk Factors--Ratings of the
                                            Certificates; Possibility of Withdrawal or Downgrading.'

ERISA Considerations......................  The Class A Certificates may be purchased by or on behalf of an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended
                                            ('ERISA'), or Section 4975 of the Internal Revenue Code of 1986, as
                                            amended (the 'Code'), as well as any entity whose source of funds for the purchase of Class A Certificates includes plan assets by reason of a plan or account investing in such entity (each, a 'Plan'), subject to the considerations described herein. Because the Class B
                                            Certificates are subordinated to the Class A Certificates, no Class B
                                            Certificate may be purchased by or on behalf of a Plan other than an
                                            'insurance company general account' as defined in, and which complies with the provisions of, Prohibited Transaction Exemption 95-60 which may be deemed to be holding Plan assets. See 'ERISA Considerations.'

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, prospective purchasers of the Certificates should read and carefully consider the risk factors set forth below prior to making an investment in the Certificates.

LIMITED ASSETS

     The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the right to receive payments under certain circumstances from the Reserve Fund. The Certificates represent interests solely in the Trust and neither the Class A Certificates nor the Class B Certificates will be insured or guaranteed by the Seller, any Affiliated Bank, the Servicer, the Trustee or any other person or entity. Consequently, holders of the Certificates must rely for payment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Fund. Amounts to be deposited in the Reserve Fund are limited in amount and will be reduced as the Pool Balance declines.

LIMITED OBLIGATIONS OF THE SELLER AND SERVICER

     Neither the Seller, the Servicer nor any of the Affiliated Banks is obligated to make any payments in respect of the Certificates or the Receivables. In addition, if Bank One, Texas, N.A. were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

     In connection with the sale of Receivables by the Seller to the Trustee for the benefit of the Certificateholders, the Seller makes representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, the Seller is required to repurchase Receivables, of the covenants made by it in the Agreement with respect to a Receivable, the Servicer may be required to purchase the affected Receivable. Because the Seller and the Servicer are the same entity, certain conflicts of interest may arise with respect to such obligations. For example, the Servicer may discover a breach of one of the representations that would cause the Seller to have to repurchase a Receivable. Since both the Seller and the Servicer are obligated to give notices of any breaches of representations to the Trustee, failure by the Servicer to give such notice could give rise to an Event of Servicing Termination. Neither the Seller nor the Servicer is otherwise obligated with respect to the Receivables or the Certificates. See 'The Certificates--Sale and Assignment of the Receivables' and '--Servicing Procedures.'

RESERVE FUND; SUBORDINATION OF THE CLASS B CERTIFICATES

     Amounts on deposit in the Reserve Fund will be available on any Distribution Date first to cover shortfalls in distributions of interest on the Class A Certificates and then to cover shortfalls in distributions of interest on the Class B Certificates. As a result, shortfalls in distributions of interest on the Class B Certificates will be covered (to the extent of amounts available in the Reserve Fund after the payment of interest on the Class A Certificates) prior to the use of the Reserve Fund to cover shortfalls of principal on the Class A Certificates. After distributions of interest on both the Class A Certificates and the Class B Certificates have been made, amounts on deposit in the Reserve Fund will be available first to cover shortfalls in distributions of principal on the Class A Certificates and then to cover shortfalls in distributions of principal on the Class B Certificates. If the Reserve Fund is exhausted, the Trust will depend solely on current payments on the Receivables to make distributions on the Certificates.

     The Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. Class B Certificateholders will not receive any distributions of principal with respect to such Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. However, distributions of interest on the Class B Certificates, to the extent of collections on the Receivables allocable to interest and the amount on deposit in the Reserve Fund available after the payment of interest on the Class A Certificates has been made, will not be subordinated to the payment of principal on the Class A Certificates. See 'The Certificates--Distributions on Certificates.'

RISK OF NOT SEGREGATING RECEIVABLES

     The Seller has caused financing statements to be filed with the appropriate governmental authorities to perfect its interest in the Affiliated Bank Portfolio in accordance with the requirements of the Uniform Commercial Code in effect in the applicable States. The Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Trustee on behalf of the Certificateholders in its purchase of the Receivables in accordance with the requirements of the Uniform Commercial Code in effect in the State of Texas (the 'UCC'), and the Servicer will hold the Receivables, either directly or through subcustodians (which may be affiliates of the Servicer), as custodian for the Trustee following the sale and assignment of the Receivables to the Trustee on behalf of the Certificateholders. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trustee on behalf of the Certificateholders. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

RISK OF UNPERFECTED SECURITY INTEREST IN FINANCED VEHICLES IN CERTAIN STATES

     The Seller will assign its security interests in the Financed Vehicles along with the sale and assignment of the Receivables to the Trust, and the Servicer will hold the certificates of title or other evidence of ownership relating to the Financed Vehicles, either directly or through subcustodians, as custodian for the Trustee following the sale and assignment of the Receivables to the Trust. The certificates of title or other evidence of ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party. In Ohio and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Seller or the related Affiliated Bank or administrative error by state or local agencies, the notation of the related Affiliated Bank's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust or the Trustee as the new secured party on the certificate of title that the security interest of the Trust or the Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest in the Financed Vehicle.

INSOLVENCY RISK OF THE SELLER

     The Seller intends that the transfer of the Receivables by it under the Agreement constitute a sale. In the event that the Seller were to become insolvent, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA') sets forth certain powers that the Federal Deposit Insurance Corporation (the 'FDIC') could exercise if it were appointed as receiver of the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to the Trust of payments collected on the Receivables. If the transfer to the Trust were to be characterized as a secured loan, to the extent that the Seller would be deemed to have granted a security interest in the Receivables to the Trust, and that interest had been validly perfected before the Seller's insolvency and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance and payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Seller. If, however, the FDIC were to assert a contrary position, such as by requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. See 'Certain Legal Aspects of the Receivables--Other Limitations.'

REGIONAL ECONOMIC CONDITIONS

     Economic conditions in the states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the billing addresses of the Obligors with respect to approximately 33.92%, 24,13%, 19.90% and 10.01% by principal balance of the Receivables were located in Ohio, Wisconsin, Texas and Indiana, respectively. Ohio, Wisconsin, Texas and Indiana, have experienced economic downturns from time to time, and no predictions can be made regarding future economic conditions in these states or in any of the other states where the Obligors are located. See 'The Receivables Pool.'

MATURITY AND PREPAYMENT ASSUMPTIONS

     All the Receivables are prepayable at any time. For this purpose the term 'prepayments' includes prepayments by the Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables purchased or repurchased pursuant to the terms of the Agreement. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. In addition, under certain circumstances, the Seller is obligated to repurchase, or to cause the related Affiliated Bank to purchase, and the Servicer is obligated to purchase the related Receivables pursuant to the Agreement as a result of certain uncured breaches of representations and warranties in the case of the Seller and certain uncured breaches of covenants in the case of the Servicer made by them in the Agreement. See 'The Certificates--Sale and Assignment of the Receivables' and '--Servicing Procedures.' See also 'The Certificates--Termination' regarding the Seller's option to purchase the Receivables. Accordingly, under certain circumstances, it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date. Any reinvestment risk (which will vary from investor to investor, but which may include the risk that principal payments will have to be reinvested at a lower yield) resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to Certificateholders will be borne entirely by the related Certificateholders. See 'Maturity and Prepayment Assumptions.'

FEDERAL INCOME TAXATION

     It is expected that, for Federal income tax purposes, amounts otherwise payable to the Class B Certificate Owners that are paid to the Class A Certificate Owners pursuant to the subordination provisions described above under 'Subordination of the Class B Certificates' will be deemed to have been received by the Class B Certificate Owners and then paid by them to the Class A Certificate Owners pursuant to a guaranty. See 'Federal Income Tax Consequences--Class B Certificate Owners--Effect of Subordination.'

RATINGS OF THE CERTIFICATES; POSSIBILITY OF WITHDRAWAL OR DOWNGRADING

     It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest rating category by at least two nationally recognized rating agencies (each a 'Rating Agency'). It is a condition to the issuance of the Class B Certificates that they be rated at least 'A' or its equivalent by each such Rating Agency. A rating is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates are based primarily on the quality of the Receivables and the availability of the Reserve Fund and, in the case of the Class A Certificates, on the subordination provided by the Class B Certificates. The ratings of the Certificates address the likelihood of the receipt of distributions due on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. There can be no assurance as to whether any additional rating agency will rate the Certificates or, if one does, what rating would be assigned to either class of Certificates by such rating agency.

LIMITED LIQUIDITY

     There is currently no secondary market for the Certificates. The Underwriters currently intend to make a market in the Certificates, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates. The Certificates will not be listed on any national securities exchange.

                             FORMATION OF THE TRUST

     The Seller will establish the Trust by selling and assigning the Receivables and certain other Trust Property to the Trust in exchange for the Certificates. All references herein to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the Certificateholders. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. Upon formation, the Trust will not engage in any business activities other than acquiring and holding the Receivables, issuing the Certificates and distributing payments thereon.

     The Servicer will service the Receivables, either directly or through subservicers, and will be paid the Servicing Fee out of collections from the Receivables, prior to distributions to Certificateholders. See 'The Seller's Affiliated Bank Portfolio of Motor Vehicle Loans--Motor Vehicle Lending,' 'The Certificates-- Servicing Procedures,' '--Servicing Compensation' and '--Distributions on Certificates.'

     The Servicer will, directly or through subcustodians, hold the Receivables and the certificates of title relating to the Financed Vehicles as custodian for the Trustee. Banc One Services Corporation will serve as subcustodian of the Receivables. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under such circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See 'Certain Legal Aspects of the Receivables.'

     The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments thereon, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

                               THE TRUST PROPERTY

     Each Certificate represents a fractional undivided interest in the Trust. The Trust Property will include the Receivables, which were originated indirectly by Dealers, purchased by an Affiliated Bank in the ordinary course of business pursuant to agreements with Dealers ('Dealer Agreements') and, in the case of Receivables originated by an Affiliated Bank other than the Seller, acquired by the Seller from the Affiliated Banks in the ordinary course of the Seller's business. All of the Receivables evidence indirect financing made available by the related Affiliated Bank to the Obligors. On the Closing Date, the Seller will sell the Receivables to the Trustee for the benefit of the Certificateholders. The Trust Property also includes (i) all monies received under the Receivables on and after the Cutoff Date, (ii) such amounts as from time to time may be held in one or more accounts established and maintained by the Trustee pursuant to the Agreement as described below, (iii) security interests in the Financed Vehicles, (iv) the Seller's rights (if any) to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the Financed Vehicles or the Obligors, (v) the rights of the Trustee on behalf of the Certificateholders under the Agreement,
(vi) the rights to certain payments from the Reserve Fund and (vii) all proceeds (within the meaning of the UCC) of the foregoing.

     The Reserve Fund will be maintained for the benefit of the Certificateholders, but will not be part of the Trust.

         THE SELLER'S AFFILIATED BANK PORTFOLIO OF MOTOR VEHICLE LOANS

MOTOR VEHICLE LENDING

     The Receivables will consist of loans selected from the Seller's portfolio of loans originated by the Seller or acquired by the Seller from the Affiliated Banks in the ordinary course of the Seller's business (the 'Affiliated Bank Portfolio'). The Affiliated Banks purchase from Dealers motor vehicle retail installment sale contracts which are secured by a new or used automobile, van or light-duty truck ('Motor Vehicle Loans'). The Affiliated Banks enter into Dealer Agreements primarily with Dealers that are franchised to sell new motor vehicles and with certain Dealers that sell used motor vehicles, based upon a limited financial review of the Dealer or, in some cases, the reputation and prior experience of the related Affiliated Bank with such Dealers and their key management. In addition to purchasing Motor Vehicle Loans from such Dealers, each of the Affiliated Banks also extends loans and lines of credit to certain Dealers for, among other things, inventories and other commercial purposes. Such loans and lines of credit are not included in the Receivables purchased by the Trust. Each Affiliated Bank's motor vehicle lending operations are centrally managed through Banc One Credit Company ('BOCC'), an unincorporated division of Finance One Corporation, which is itself a wholly owned subsidiary of BANC ONE CORPORATION.

     Each Motor Vehicle Loan was purchased by the related Affiliated Bank after a review by BOCC in accordance with its established underwriting procedures described below. These procedures are intended to assess the ability of an applicant for a proposed Motor Vehicle Loan to repay a proposed Motor Vehicle Loan and the adequacy of the motor vehicle as collateral. BOCC's guidelines are intended to provide a basis for lending decisions, but are not meant to supersede the credit judgment of the lending officer. As a result, certain Motor Vehicle Loans may not comply with all of BOCC's guidelines.

     The Dealers require an applicant to complete an application which generally includes such information as the applicant's income, liabilities, credit and employment history and other personal information. The application is reviewed for completeness and compliance with BOCC's guidelines. BOCC evaluates applicants by considering, based on information provided in the application and the credit bureau reports referred to below, the relation of the applicant's income to expenses, including expenses relating to such Motor Vehicle Loan plus transaction information (including requested loan amount, collateral description and trade-in information).

     All Motor Vehicle Loans are analyzed using a judgmental system supported by generic (credit bureau score) and custom scorecards. Upon receipt of an application, a credit bureau report on the applicant, which includes a credit bureau score, is retrieved. The application, including transaction information, and the credit bureau report are scored using a family of seven Fair Isaac scorecards custom built for BOCC. Credit underwriters then review the data for stability in employment and residence, creditworthiness based on historical information, value of the related motor vehicle, and the applicant's ability to support the new debt. The scorecards are used to highlight applicants that have a higher probability of default. Underwriters are required to obtain concurrence from a more senior lender prior to approval of loans with credit score policy or other major policy exceptions. BOCC will give favorable consideration to an applicant's down payment, loan to value ratio and, in some instances, will accept weaker credit profiles in cases of applicant stability, ability to repay, and/or lower loan to value ratios.

     Under BOCC's normal underwriting standards, the amount advanced (including sales tax, license fees and title fees) under a Motor Vehicle Loan generally will not exceed (i) in the case of new motor vehicles, 100% to 125% of the Dealer invoice for the motor vehicle which serves as collateral, plus service and warranty contracts, plus any premium for credit life and credit accident and health insurance obtained in connection with such Motor Vehicle Loan, or (ii) in the case of used motor vehicles, 100% to 125% of the wholesale price reported in the most recent edition of either the National Automotive Dealers Association Used Car Guide or the Black Book guide, depending on the geographic market, plus service and warranty contracts, plus any premium for credit life and credit accident and health insurance obtained in connection with such Motor Vehicle Loan. Maximum advance guidelines are differentiated by risk grade as measured by credit score. Advances in excess of these standards are permitted only after approval by a senior lender is obtained. BOCC reviews each of the Motor Vehicle Loans to ensure compliance with its established policies and procedures. Cancellation of extended warranty contracts or insurance may result in partial prepayments of the Motor Vehicle Loans.

NATIONAL SERVICING OPERATION

     The collection function associated with the servicing of Motor Vehicle Loans originated by the Affiliated Banks and other banks affiliated with the Seller is centrally managed by BOCC at four collection sites located in Akron, Ohio, Milwaukee, Wisconsin, Irving, Texas and Phoenix, Arizona. While the collection sites are managed by BOCC, they are currently owned by each of Bank One, N.A., Bank One, Wisconsin, Bank One, Texas, N.A. and Bank One, Arizona, N.A., respectively. Certain functions associated with the servicing of these Motor Vehicle Loans, including data processing, payment processing, statement rendering, customer service, collateral file maintenance and certain administrative functions are currently performed by Banc One Services Corporation, an affiliate of the Seller. The Seller anticipates that during calendar year 1998, for administrative purposes, BOCC and its four collection sites will become legally owned by one affiliate of the Seller. Regardless of such legal ownership change, BOCC will continue to manage the collection sites. The Affiliated Bank Portfolio is currently serviced by Bank One, N.A., Bank One, Wisconsin and the Seller and is centrally managed by BOCC as described above. Bank One, N.A. currently services receivables originated by Bank One, N.A. and its predecessor banks located in the state of Ohio. During the period from mid-1995 through early 1997, the servicing of the receivables originated by these Ohio banks was transferred to Bank One, N.A. Bank One, Wisconsin currently services receivables originated by Bank One, Wisconsin and its predecessor banks located in the state of Wisconsin, receivables originated by Bank One, Indiana, N.A. and its predecessor banks located in the state of Indiana, receivables originated by Bank One, Illinois, N.A. and its predecessor banks located in the state of Illinois and receivables originated by Bank One, Kentucky, N.A. and its predecessor banks located in the state of Kentucky. During the period from late 1995 through mid-1997, the servicing of the receivables originated by these Wisconsin, Indiana, Illinois and Kentucky banks was transferred to Bank One, Wisconsin. The Seller currently services receivables originated by the Seller, receivables originated by Bank One, Oklahoma, N.A. and its predecessor banks located in the State of Oklahoma and receivables originated by Bank One, Louisiana, N.A., and its predecessor banks located in the State of Louisiana. During mid-1997 the servicing of the receivables originated by these Oklahoma and Louisiana banks was transferred to the Seller. Although these servicing transfers are substantially complete and the Seller does not currently contemplate any servicing interruptions developing as a result of these transfers, there can be no assurance that such interruptions will not occur in the future. In addition, the Seller and its affiliates may acquire from time to time portfolios which they may service. Although the Seller does not contemplate any servicing disruptions developing as a result of these acquisitions, there can be no assurance that such interruptions will not occur.

DEALER AGREEMENTS

     Each Dealer that originates Motor Vehicle Loans and assigns them to an Affiliated Bank has made representations and warranties to the applicable Affiliated Bank with respect to each Motor Vehicle Loan and the security interest in the motor vehicle relating thereto, including that (a) the Motor Vehicle Loan and underlying purchase transaction comply with all applicable laws and regulations and that there are no defenses, counterclaims or set-offs which the obligors could assert, (b) the contract is a bona fide sale that arose from the sale of the vehicle described therein, the obligor's signature thereon is genuine and the obligor is of full age and has the capacity to contract, (c) the cash down payment made by the obligor has been received and/or that the trade-in allowance given to the obligor was actually received and was in the amounts specified in the documents delivered to the applicable Affiliated Bank, (d) all statements of fact in the contract are true to the best of the Dealer's knowledge, (e) there are no warranties, express or implied, that exist outside the written contract and (f) the Dealer has no knowledge of any fact impairing the validity or value of the contract. None of these representations and warranties relate to the creditworthiness of the obligor or the collectability of the Motor Vehicle Loans. Upon breach of any representation or warranty made by such Dealer with respect to a Motor Vehicle Loan, the applicable Affiliated Bank has a right to require the Dealer to repurchase such loan.

CONTRACT EXTENSIONS

     The Servicer follows specific procedures with respect to contract extensions and modifications. This policy is limited to circumstances where there has been a temporary interruption in the customer's ability to make payments, and provides that, (i) one extension is allowed after six payments are made, (ii) one extension is allowed for each additional twelve payments made,
(iii) extensions will not be granted if the related loan is deemed to be uncollectible, and (iv) extensions will not be granted if an obligor is more than 90 days past due unless approval by the related Collections Center Manager is obtained. Extensions exceeding the policy require the approval of the related Collections Center Manager or his designee. The Servicer also engages in programs that solicit qualified customers for a payment extension, referred to as a holiday extension, typically twice each year. Any extension may extend the maturity of the applicable Receivable beyond its original term to maturity and increase the weighted average life of the Receivables. Any reinvestment risks resulting from the extensions of payments on Receivables will be borne entirely by the Certificateholders.

     The Servicer may change a payment date once during the term of the contract as an accommodation to the obligor if the new payment date is within 20 days of the original scheduled payment date. Such change of payment date is not deemed to be an extension and no extension fee is charged. The Servicer will not voluntarily make modifications to the Receivables that reduce the original rates of interest or the amount of the regularly scheduled payments on the Receivables or that extend the final payments on such Receivables beyond the Collection Period relating to the Final Scheduled Distribution Date.

COLLECTION AND CHARGE-OFF POLICIES

     The Servicer considers an account to be past due when payments are not received by the due date. Using behavior scoring, loan balance outstanding and other key variables that distinguish risk level, the Servicer assesses Motor Vehicle Loans in terms of the risk of becoming seriously delinquent (greater than 60 days past due). More aggressive tactics are used to collect such higher risk loans and the related obligors are contacted earlier in the delinquency cycle. Depending on risk level, collection efforts can begin as early as five days past due or as late as 28 days past due. Obligors on the first payment default loans (high risk) are contacted at 5 days by a specialized collection unit. Obligors on high risk non-first payment default loans are called at 5 days past due using autodialer technology. Loans remain on the autodialer where efforts are made to contact obligors and obtain payment arrangements until the loan becomes 30 to 60 days past due. Higher risk loans are collected more aggressively, and would exit the autodialer to a seasoned collection unit at 30 days, compared to a lower risk and/or lower balance loan which could remain in the autodialer unit until 60 days past due.

     Repossessions are carried out by contractors who have met the Servicer's eligibility requirements. Collateral is liquidated at auctions, subject to minimum bid requirements, no later than 45 days after repossession, unless the Servicer is prevented from doing so by a bankruptcy filing.

     The Servicer's policy is to charge off all delinquent Motor Vehicle Loans as to which the related motor vehicle has not been repossessed during the month the loan becomes 120 days delinquent. Motor Vehicle Loans as to which the related motor vehicle has been repossessed are charged off within 45 days after repossession or when the vehicle is sold, whichever comes earlier. Deficiency balances are pursued, unless the deficiency is discharged in bankruptcy or the Servicer determines it would not be useful based on the resources of the obligor.

INSURANCE

     Pursuant to BOCC's customary policies, each Motor Vehicle Loan requires the obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance with respect to the related motor vehicle. While verified at the funding of each Motor Vehicle Loan, insurance coverage on the related motor vehicle will not be monitored by or on behalf of the Servicer on an ongoing basis. The Servicer, on behalf of the Trust, is not obligated, and it does not intend, to purchase required insurance on any related motor vehicle and charge the obligor for the cost of such insurance if the obligor fails to do so.

DELINQUENCIES AND NET LOSS

      Set forth below is certain information concerning the historical experience of the Affiliated Banks pertaining to retail (new or used) automobile van or light duty truck receivables originated indirectly by the Affiliated Banks through Dealers. Such data relates to the performance of the Affiliated Banks' indirect automobile receivable portfolio, and is not historical data regarding solely either the Affiliated Bank Portfolio or the portion of the Affiliated Bank Portfolio constituting the Receivables. The information in the table below reflects all of the indirect automobile receivables currently serviced by the Servicer, Bank One, N.A. and Bank One, Wisconsin, except for automobile receivables originated by Bank One, Kentucky, N.A., Bank One, Oklahoma, N.A. and Bank One, Louisiana, N.A. In addition, as summarized above under '--National Servicing Operation,' the servicing of a portion of the Affiliated Bank Portfolio has been consolidated over the last two years. Accordingly, for significant periods indicated in the tables below, a substantial amount of the related automobile receivables were not being serviced by the Servicer, Bank One, N.A. or Bank One, Wisconsin. There can be no assurance that the delinquency and net loss experience on the Receivables in the future will be comparable to that set forth below.

                             DELINQUENCY EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                        AT DECEMBER 31,                                    AT OCTOBER 31,
                            ------------------------------------------------------------------------   ----------------------
                                     1996                     1995                     1994                     1997
                            ----------------------   ----------------------   ----------------------   ----------------------
                             NUMBER                   NUMBER                   NUMBER                   NUMBER
                               OF                       OF                       OF                       OF
                            CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                            ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------
Portfolio at Period End...   549,439    $4,708,384    594,079    $5,039,297    628,809    $5,506,119    480,290    $4,269,425
Delinquency:
   30-59 days.............    10,221    $   86,534      8,934    $   70,722      6,773    $   51,758      9,247    $   77,662
   60-89 days.............     2,750    $   23,714      2,292    $   18,243      1,629    $   12,583      2,910    $   23,888
   90 days or more........     1,640    $   14,283      1,386    $   10,859        718    $    5,009      1,796    $   14,806
Total Delinquencies as a
 Percentage of the
 Portfolio................     2.66%         2.64%      2.12%         1.98%      1.45%         1.26%      2.91%         2.73%


                                     1996
                            ----------------------
                             NUMBER
                               OF
                            CONTRACTS     AMOUNT
                            ---------   ----------
Portfolio at Period End...   562,421    $4,850,964
Delinquency:
   30-59 days.............     7,566    $   63,804
   60-89 days.............     2,309    $   19,509
   90 days or more........     1,446    $   11,573
Total Delinquencies as a
 Percentage of the
 Portfolio................     2.01%         1.96%

                         HISTORICAL NET LOSS EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                 FOR YEAR ENDED DECEMBER 31,          FOR TEN MONTHS ENDED OCTOBER 31,
                                            --------------------------------------    --------------------------------
                                               1996          1995          1994                     1997
                                            ----------    ----------    ----------           -----------------
Principal Amount Outstanding.............   $4,708,384    $5,039,297    $5,506,119               $4,269,425
Average Principal Amount Outstanding.....   $4,952,660    $5,160,855    $5,178,196               $4,445,343
Number of Loans Outstanding..............      549,439       549,079       628,809                  480,290
Average Number of Loans Outstanding......      577,214       606,897       580,943                  511,875
Net Losses...............................   $   59,966    $   43,190    $   30,241               $   54,951
Net Losses as a Percent of Principal
  Amount Outstanding.....................        1.27%         0.86%         0.55%                    1.54%
Net Losses as a Percent of Average
  Principal Amount Outstanding...........        1.21%         0.84%         0.58%                    1.48%


                                                         1996
                                                  -----------------
Principal Amount Outstanding.............             $4,850,964
Average Principal Amount Outstanding.....             $4,994,596
Number of Loans Outstanding..............                562,421
Average Number of Loans Outstanding......                582,152
Net Losses...............................             $   47,378
Net Losses as a Percent of Principal
  Amount Outstanding.....................                  1.17%
Net Losses as a Percent of Average
  Principal Amount Outstanding...........                  1.14%

                              THE RECEIVABLES POOL

GENERAL

     The Receivables were selected from the Affiliated Bank Portfolio by several criteria, including, as of the Cutoff Date, the following: each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date; each Receivable provides for level monthly payments which fully amortize the amount financed (except for the last payment, which may be different from the level payment); each Receivable is not more than 30 days contractually past due (a scheduled payment has not been received by the first subsequent calendar month's scheduled payment date) and is not more than six months paid ahead; each Receivable has a principal balance between $250 and $50,000; and each Receivable is a fixed rate, simple interest receivable (a 'Simple Interest Receivable'). As of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Servicer or the related Affiliated Bank as being the subject of a bankruptcy proceeding. No selection procedures believed by the Seller to be adverse to Certificateholders were used in selecting the Receivables.

     The composition, distribution by remaining principal, distribution by APR, distribution by remaining term and geographic distribution of the Receivables as of the Cutoff Date are set forth in the following tables.

              COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE

     WEIGHTED AVERAGE                                                  WEIGHTED          WEIGHTED
          APR OF              AGGREGATE PRINCIPAL     NUMBER OF         AVERAGE           AVERAGE       AVERAGE PRINCIPAL
        RECEIVABLES                 BALANCE          RECEIVABLES    REMAINING TERM     ORIGINAL TERM         BALANCE
---------------------------   -------------------    -----------    ---------------    -------------    -----------------
          10.19%                $609,110,423.59         42,750        57.17 months      59.48 months       $ 14,248.20

DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES AS OF THE CUTOFF
                                      DATE

                                                                                                         PERCENTAGE OF
REMAINING PRINCIPAL                                              NUMBER OF     AGGREGATE PRINCIPAL    AGGREGATE PRINCIPAL
BALANCE RANGE                                                   RECEIVABLES        BALANCE(1)             BALANCE(2)
-------------------                                             -----------    -------------------    -------------------
$250 to $2,499...............................................         199         $     401,757                0.07%
$2,500 to $4,999.............................................       1,840             7,333,095                1.20%
$5,000 to $7,499.............................................       3,684            23,410,190                3.84%
$7,500 to $9,999.............................................       5,611            49,564,493                8.14%
$10,000 to $12,499...........................................       7,193            81,071,105               13.31%
$12,500 to $14,999...........................................       6,927            95,044,761               15.60%
$15,000 to $17,499...........................................       5,707            92,448,163               15.18%
$17,500 to $19,999...........................................       4,172            77,934,437               12.79%
$20,000 to $22,499...........................................       2,868            60,657,702                9.96%
$22,500 to $24,999...........................................       1,906            45,032,166                7.39%
$25,000 to $27,499...........................................       1,211            31,635,065                5.19%
$27,500 to $29,999...........................................         681            19,510,606                3.20%
$30,000 to $39,999...........................................         716            23,561,939                3.87%
$40,000 to $50,000...........................................          35             1,504,944                0.25%
                                                                   ------         -------------              ------
       Total.................................................      42,750         $ 609,110,424              100.00%
                                                                   ======         =============              ======

------------------
(1) Dollar amounts may not add to $609,110,424 because of rounding.

(2) Percentages may not add to 100.00% because of rounding.

DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                                                         PERCENTAGE OF
ANNUAL PERCENTAGE                                                NUMBER OF     AGGREGATE PRINCIPAL    AGGREGATE PRINCIPAL
RATE RANGE                                                      RECEIVABLES        BALANCE(1)             BALANCE(2)
-----------------                                               -----------    -------------------    -------------------
7.50% to 7.99%...............................................       3,932         $  63,769,846               10.47%
8.00% to 8.99%...............................................      10,206           157,217,063               25.81%
9.00% to 9.99%...............................................       9,720           147,797,500               24.26%
10.00% to 10.99%.............................................       6,235            89,856,760               14.75%
11.00% to 11.99%.............................................       3,882            50,748,078                8.33%
12.00% to 12.99%.............................................       2,907            34,804,727                5.71%
13.00% to 13.99%.............................................       1,931            21,374,259                3.51%
14.00% to 14.99%.............................................       1,415            15,597,182                2.56%
15.00% to 20.00%.............................................       2,522            27,945,009                4.59%
                                                                   ------         -------------              ------
       Total.................................................      42,750         $ 609,110,424              100.00%
                                                                   ======         =============              ======

------------------
(1) Dollar amounts may not add to $609,110,424 because of rounding.

(2) Percentage may not add to 100.00% because of rounding.

    DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                                                         PERCENTAGE OF
                                                                 NUMBER OF     AGGREGATE PRINCIPAL    AGGREGATE PRINCIPAL
REMAINING TERM RANGE                                            RECEIVABLES        BALANCE(1)             BALANCE(2)
--------------------                                            -----------    -------------------    -------------------
12 to 17 months..............................................          58         $     255,764                0.04%
18 to 23 months..............................................         693             3,839,008                0.63%
24 to 29 months..............................................         877             4,756,054                0.78%
30 to 35 months..............................................       2,749            21,413,558                3.52%
36 to 41 months..............................................       1,469            12,702,920                2.09%
42 to 47 months..............................................       4,876            54,029,108                8.87%
48 to 53 months..............................................       3,322            38,578,636                6.33%
54 to 59 months..............................................      15,224           228,108,312               37.45%
60 to 65 months..............................................       9,346           156,013,779               25.61%
66 to 74 months..............................................       4,136            89,413,285               14.68%
                                                                   ------         -------------              ------
       Total.................................................      42,750         $ 609,110,424              100.00%
                                                                   ======         =============              ======

------------------
(1) Dollar amounts may not add to $609,110,424 because of rounding.

(2) Percentages may not add to 100.00% because of rounding.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                                                         PERCENTAGE OF
                                                                 NUMBER OF     AGGREGATE PRINCIPAL    AGGREGATE PRINCIPAL
STATE(1)                                                        RECEIVABLES        BALANCE(3)             BALANCE(4)
--------                                                        -----------    -------------------    -------------------
Ohio.........................................................      15,294         $ 206,616,698               33.92%
Wisconsin....................................................      10,618           146,970,606               24.13%
Texas........................................................       7,249           121,243,018               19.90%
Indiana......................................................       4,573            60,966,286               10.01%
Illinois.....................................................       1,831            26,691,924                4.38%
Minnesota....................................................       1,222            17,487,305                2.87%
Other(2).....................................................       1,963            29,134,587                4.78%
                                                                   ------         -------------              ------
       Total.................................................      42,750         $ 609,110,424              100.00%
                                                                   ======         =============              ======

------------------
(1) Based on billing addresses of the Obligors.

(2) Includes 25 other states (none of which have a concentration of Receivables in excess of 2.00% of the aggregate principal balance).

(3) Dollar amounts may not add to $609,110,424 because of rounding.

(4) Percentages may not add to 100.00% because of rounding.

     Approximately 49.52% of the aggregate principal balance of the Receivables, constituting 39.66% of the number of Receivables, as of the Cutoff Date, represents financing of new vehicles; the remainder represents financing of used vehicles. As of the Cutoff Date, no Receivable was more than 30 days contractually past due. A Receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

     All of the Receivables are Simple Interest Receivables. A Simple Interest Receivable provides for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Collections in the month following the Collection Period in which the prepayment was made. See 'Maturity and Prepayment Assumptions.'

                      MATURITY AND PREPAYMENT ASSUMPTIONS

     All the Receivables are prepayable at any time. For this purpose the term 'prepayments' includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of the Agreement. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable. In addition, under certain circumstances, the Seller is obligated to repurchase, or to cause the related Affiliated Bank to repurchase, and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of certain uncured breaches of representations and warranties in the case of the Seller and certain uncured breaches of covenants in the case of the Servicer. See 'The Certificates--Sale and Assignment of the Receivables' and '--Servicing Procedures.' See also 'The Certificates--Termination' regarding the Seller's option to purchase the Receivables when the aggregate principal balance thereof is 5% or less of the Original Pool Balance, at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon. Accordingly, under certain circumstances it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date. Any reinvestment risk (which will vary from investor to investor, but which may include the risk that principal payments will have to be reinvested at a lower yield) resulting from the rate of prepayments in full of the Receivables and the distribution of such prepayments to Certificateholders will be borne entirely by the Certificateholders.

     If an Obligor pays more than one scheduled payment at a time, the entire amount of the additional payment will be treated as a principal prepayment and distributed as part of the Principal Collections in the month following the month of receipt and the Servicer will not generally require the Obligor to make any scheduled payment in respect of such Receivable (a 'Paid-Ahead Receivable') for the number of due dates corresponding to the number of such additional scheduled payments (the 'Paid-Ahead Period'). Although the terms of the retail installment contract require the Obligor to make its next scheduled payment, the Obligor's Receivable is not considered delinquent for purposes of the Agreement during the Paid-Ahead Period and, interest will continue to accrue on the principal balance of the Receivable, as reduced by the application of the early payment. When the Obligor pays the next required payment, although such payment may be insufficient to cover the interest that has accrued since the last payment by the Obligor, the Obligor's Receivable would be considered to be current. This situation will continue until the installments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Receivable. Depending on the principal balance and the APR of the related Receivable and on the number of installments that were paid early, there may be extended periods of time during which Receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Certificateholders with respect to such Receivables.

     Paid-Ahead Receivables will affect the weighted average life of the Certificates. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of the Certificates. However, depending on the length of time during which a Paid-Ahead Receivable is not amortizing as described above, the weighted average life of the Certificates may be extended.

     The Seller's Affiliated Bank Portfolio of motor vehicle installment sale contracts has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

                              YIELD CONSIDERATIONS

     Interest on the Certificates will accrue at the Class A Pass-Through Rate and the Class B Pass-Through Rate with respect to each Collection Period on the Class A Principal Balance and the Class B Principal Balance, respectively, as of the Distribution Date occurring in such Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, on the Original Class A Principal Balance and the Original Class B Principal Balance, respectively. In the event of a principal prepayment on a

Receivable during a Collection Period, Class A Certificateholders and Class B Certificateholders will receive their pro rata share of interest for the full Collection Period with respect to the unpaid principal balance of such Receivable as of the first day of such Collection Period to the extent that amounts on deposit in the Collection Account and in the Reserve Fund are available for such purpose. If the Reserve Fund is exhausted, the amount of interest distributed to the Class B Certificateholders and, in certain limited circumstances, the Class A Certificateholders may be less than that described above. See 'The Certificates--Distributions on Certificates.'

     Although the Receivables have different APRs, each Receivable's APR exceeds the sum of (a) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and (b) the Servicing Fee Rate. Therefore, disproportionate rates of prepayments between Receivables with higher and lower APRs will generally not affect the yield to Certificateholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amount available to the Reserve Fund. See 'The Certificates--Distributions on Certificates' and '--Reserve Fund.'

                      POOL FACTORS AND TRADING INFORMATION

     The 'Class A Pool Factor' and the 'Class B Pool Factor' will each be a seven-digit decimal which the Servicer will compute each month indicating the remaining Class A Principal Balance and Class B Principal Balance, respectively, as of the close of business on the Distribution Date, as a fraction of the respective initial outstanding principal balance of the Class A Certificates and the Class B Certificates. The Class A Pool Factor and the Class B Pool Factor will each be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Class A Certificates and the Class B Certificates, respectively.

     A Class A Certificateholder's portion of the aggregate outstanding principal balance of the Class A Certificates is the product of (i) the original denomination of the holder's Class A Certificate and (ii) the Class A Pool Factor. A Class B Certificateholder's portion of the aggregate outstanding principal balance of the Class B Certificates is the product of (i) the original denomination of the holder's Class B Certificate and (ii) the Class B Pool Factor.

     Pursuant to the Agreement, the Trustee will forward to Certificateholders a copy of the Servicer's monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor, the Class B Pool Factor and various other items of information. Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See 'The Certificates--Statements to Certificateholders.'

                                USE OF PROCEEDS

     The Seller will use the net proceeds from the sale of the Certificates for general corporate purposes and to make the initial Reserve Fund deposit in the amount of $30,455,521.18.

                          THE SERVICER AND THE SELLER

     Bank One, Texas, N.A., a national banking association, is an indirect wholly owned subsidiary of BANC ONE CORPORATION, a multi-bank holding company incorporated under the laws of the State of Ohio. The following unaudited financial information regarding the Seller was calculated on the basis of regulatory accounting principles and not on the basis of generally accepted accounting principles, is based on the Seller's Consolidated Report of Condition as of September 30, 1997 (the 'Call Report') and is qualified in its entirety by detailed information included in such Call Report. As of September 30, 1997, the Seller had total assets of approximately $22.11 billion, total deposits of approximately $17.22 billion and total equity capital of approximately $1.87 billion.

     The principal executive offices of Bank One, Texas, N.A. are located at 1717 Main Street, Dallas, Texas 75201, and its telephone number is (214) 290-2000.

                                THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Copies of the Agreement may be obtained by the Certificateholders upon written request to the Servicer. The following information summarizes all material provisions of the Certificates and the Agreement. The summary is subject to, and qualified in its entirety by reference to, the Agreement.

GENERAL

     The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of 94% of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of 6% of the Trust.

     The Certificates will be offered for purchase in denominations of $1,000 and integral multiples of $1 in excess thereof in book-entry form. Each Class of Certificates will initially be represented by a certificate registered in the name of Cede, the nominee of DTC. No beneficial owner of a Certificate (a 'Certificate Owner') will be entitled to receive a definitive certificate representing such person's interest in the Trust except as set forth below under '--Definitive Certificates.' Unless and until Certificates of a Class are issued in fully-registered certificated form ('Definitive Certificates') under certain limited circumstances described below, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Direct Participants (as defined herein) and all references to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the case may be, for the benefit of the Certificate Owners in accordance with DTC procedures. See '--Book-Entry Registration' and '--Definitive Certificates.'

BOOK-ENTRY REGISTRATION

     Persons acquiring beneficial ownership interests in the Certificates will hold their interests through DTC. Each Class of Certificates will be registered in the name of Cede as nominee for DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ('Participants') and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of certificates. 'Direct Participants' include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ('Indirect Participants'). The rules applicable to DTC and its Participants are on file with the Commission.

     Certificate Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Direct Participants or Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through Direct Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Direct Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only 'Certificateholder' will be Cede, as nominee for DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through DTC and its Participants. Transfers between Participants will occur in accordance with DTC Rules.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers of Certificates among Direct Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of, and interest on, the

Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Direct Participants to whose accounts with DTC the applicable Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Direct Participants whose holdings include such undivided interests.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Certificates among Direct Participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     NEITHER THE TRUST, THE SELLER, THE SERVICER, ANY AFFILIATED BANK, THE TRUSTEE NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE CERTIFICATES, (3) THE DELIVERY BY ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO CERTIFICATEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE, AS THE CERTIFICATEHOLDER.

DEFINITIVE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form ('Definitive Certificates') to Certificate Owners, rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Servicer is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Servicing Termination, holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single Class, advise the Trustee and DTC through Direct Participants in writing, and DTC shall so notify the Trustee, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interests.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners, through DTC and its Participants, of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt by the Trustee of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement ('Holders').

     Distributions of principal of, and interest on, the Definitive Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date specified for such Certificates. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution mailed to Certificateholders.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or of a registrar named in a notice delivered to Holders. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF THE RECEIVABLES

     On the Closing Date, the Seller will sell and assign to the Trust, without recourse, its entire interest in the Receivables, including its security interests in the related Financed Vehicles, pursuant to the Agreement. Each Receivable will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such sale and assignment and at the written direction of the Seller, execute, authenticate and deliver the Certificates.

     In the Agreement, the Seller will represent and warrant to the Trustee, among other things, that (i) the information provided in a schedule to the Agreement is correct in all material respects and the computer tape supplied by the Seller describing certain characteristics of the Receivables is correct in all material respects as of the Cutoff Date; (ii) the Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle;
(iii) at the Cutoff Date neither the Seller nor the related Affiliated Bank has received notice that any right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable; (iv) at the Closing Date each of the Receivables is secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the related Affiliated Bank and such security interest has been assigned to the Seller or appropriate action has been taken to obtain the same; (v) each Receivable, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable Federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) neither the Seller nor the related Affiliated Bank have received notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable that are or may be prior to or equal to the lien granted by such Receivable. Pursuant to the Agreement, the Seller, the Servicer or the Trustee must promptly advise the others in writing upon a discovery of a breach of any of the Seller's representations and warranties with respect to the Receivables. Unless any such breach shall have been cured within 60 days following the discovery of such breach by the Trustee or receipt by the Trustee of written notice from the Seller or the Servicer of such breach, the Seller will repurchase any Receivable from the Trust in which the interests of the Certificateholders are materially and adversely affected by such breach as of the first day succeeding the end of such 60 day period that is the last day of a Collection Period (or, at the Seller's option, the last day of the first Collection Period following the discovery) at a price equal to the unpaid principal balance owed by the Obligor plus interest thereon at the respective APR to the last day of the month of repurchase (the 'Purchase Amount'). The repurchase obligation will constitute the sole remedy available to the Trustee or the Certificateholders for any such uncured breach.

     To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as custodian of the Receivables.

     The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a 'Receivable File'), either directly or through subcustodians, on behalf of the Trustee for the benefit of Certificateholders. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer or the subcustodians. The Seller will designate Banc One Services Corporation to serve as subcustodian. The Seller will cause the accounting records and computer systems used by the Seller, the Servicer and the related Affiliated Bank, to be marked to reflect the sale and assignment of the Receivables to the Trust, and will file UCC financing statements reflecting such sale and assignment with appropriate governmental authorities. The Obligors under the Receivables will not be notified of the sale and assignment of the Receivables to the Trust. See 'Formation of the Trust' and 'Certain Legal Aspects of the Receivables.'

ACCOUNTS

     The Trustee will establish one or more segregated accounts (the 'Collection Account'), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited. The Trustee will also establish a segregated account (the 'Class A Distribution

Account'), in the name of the Trustee on behalf of the Trust and the Class A Certificateholders, and a segregated account (the 'Class B Distribution Account'), in the name of the Trustee on behalf of the Trust and the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made. The Servicer will establish the Reserve Fund as a segregated account with Bankers Trust Company, as collateral agent on behalf of the Certificateholders (the 'Collateral Agent'). The Collection Account, the Class A Distribution Account, the Class B Distribution Account and the Reserve Fund are collectively referred to as the 'Accounts.' The Reserve Fund will be maintained for the benefit of the Certificateholders, but will not be an asset of the Trust.

     The Accounts will be maintained as Eligible Deposit Accounts. 'Eligible Deposit Account' means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution (other than the Seller or any affiliate of the Seller) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (an 'Eligible Trust Company'). 'Eligible Institution' means a depository institution (other than the Seller or any affiliate of the Seller) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has either (A) a long-term senior unsecured debt rating acceptable to the Rating Agencies or (B) a short-term senior unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. The Accounts will be established initially with the trust department of the Trustee or, in the case of the Reserve Fund, with the Collateral Agent. In the event that the Trustee ceases to be an Eligible Institution, the Trustee or, in the case of the Reserve Fund, the Collateral Agent shall transfer the Accounts to an Eligible Institution or Eligible Trust Company. None of the Accounts may be maintained in the State of Ohio.

     Funds in the Accounts will be invested as provided in the Agreement in Eligible Investments at the direction of the Servicer. 'Eligible Investments' are generally limited to investments acceptable to the Rating Agencies as being consistent with the ratings of the Certificates. Eligible Investments may include securities or other obligations issued by the Seller or its affiliates or trusts originated by the Seller or its affiliates. Eligible Investments are limited to obligations or securities that mature not later than the Business Day before the date on which the funds invested in such Eligible Investments are required to be withdrawn from the Accounts. Any earnings (net of losses and investment expenses) on amounts on deposit in the Accounts (other than the Reserve Fund) will be paid to the Servicer and will not be available to Certificateholders.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Agreement, will continue such collection procedures as it follows with respect to motor vehicle retail installment sale contracts they service. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to certain limitations contained in the Agreement. Pursuant to the Agreement, the Servicer or the Trustee shall inform the other party in writing promptly upon the discovery of the breach by the Servicer of certain covenants made by it. If the Servicer fails to cure the breaches with respect to a Receivable within 60 days following the discovery of the breach or the receipt by the Trustee of notice of such breach, the Servicer is required to purchase for the Purchase Amount any Receivable in which the interests of the Certificateholders are materially and adversely affected by the breach as of the first day succeeding the end of such 60 day period that is the last day of a Collection Period (or, at the Servicer's option, the last day of the first Collection Period following the discovery).

     Certain functions associated with the servicing of the Receivables, including data processing, payment processing, statement rendering, customer service, collateral file maintenance and certain administrative functions are currently performed on behalf of the Seller, and will be performed on behalf of the Servicer, by Banc One Services Corporation, an affiliate of the Seller. No such delegation will relieve Bank One, Texas, N.A. of any of its obligations as Servicer under the Agreement and the Servicer shall be responsible for such functions as if it alone were performing such functions with respect to the Receivables.

PAYMENTS ON RECEIVABLES

     The Agreement requires the Servicer to deposit all payments, other than any nonsufficient funds charges and other administrative fees and similar charges retained by the Servicer as part of its compensation, on Receivables (from whatever source) and all proceeds of Receivables collected during each Collection Period into the Collection Account within two Business Days of receipt thereof. However, in the event that Bank One, Texas, N.A. satisfies certain requirements for monthly remittances and neither of the Rating Agencies, after 10 days prior notice, shall have notified the Seller, the Servicer or the Trustee in writing that monthly deposits by the Servicer in and of itself will result in a reduction or withdrawal of the then-current ratings of the Certificates, then so long as Bank One, Texas, N.A. is the Servicer and provided that (i) there exists no Event of Servicing Termination (as described below) and
(ii) each other condition to making monthly deposits as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the Business Day preceding the Distribution Date. It is anticipated that Bank One, Texas, N.A. will satisfy such requirements on the Closing Date. In such event, the Servicer will also deposit the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer into the Collection Account on or before the Business Day preceding the Distribution Date. Pending deposit into the Collection Account, Collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

SERVICING COMPENSATION

     The Servicer will be entitled to receive on each Distribution Date, out of interest collected on or in respect of the Receivables, the Servicing Fee for the related Collection Period equal to one-twelfth of the product of 1.00% (the 'Servicing Fee Rate') and the Pool Balance as of the first day of such Collection Period. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. The Servicing Fee will be paid out of Interest Collections from the Receivables, prior to distributions to Certificateholders.

     The Servicer will also collect and retain any nonsufficient funds charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Trust for certain expenses. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. In addition, the Servicer will be entitled to any earnings (net of losses and investment expenses) on amounts on deposit in the Accounts (other than the Reserve Fund).

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, accounting for Collections and furnishing monthly and annual statements to the Trustee with respect to distributions and generating Federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables. Any fees to be paid to a subservicer will be paid by the Servicer out of the Servicing Fee.

DISTRIBUTIONS ON CERTIFICATES

     Deposits to Collection Account. On the later of the tenth Business Day and the sixteenth calendar day of each month in which a Distribution Date occurs (the 'Determination Date'), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate Collections on the Receivables, the aggregate amount of Liquidated Receivables and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer.

     No later than the Business Day preceding each Distribution Date, the Servicer will cause Collections to be deposited into the Collection Account. See '--Payments on Receivables.' 'Collections' for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

     'Interest Collections' for any Distribution Date will equal the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to interest in respect of such Collection Period; (ii) all proceeds (other than any proceeds from any Dealer reserve) of the liquidation of defaulted Receivables ('Liquidated Receivables'), net of expenses incurred by the Servicer or the related Subservicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ('Liquidation Proceeds'), to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Subservicer's customary servicing procedures, to the extent not included in clause (i) above; (iii) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during such Collection Period, to the extent attributable to accrued interest thereon; and (iv) all monies collected, from whatever source (other than any proceeds from any Dealer reserve), in respect of Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer or the related Subservicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ('Recoveries'), to the extent received during such Collection Period.

     'Principal Collections' for any Distribution Date will equal the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal in respect of such Collection Period; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the related Subservicer's customary servicing procedures, to the extent not included in clause (i) above; (iii) the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during such Collection Period to the extent attributable to principal; and (iv) partial prepayments on Receivables in respect of such Collection Period relating to refunds of extended warranty contract costs or of credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause
(i) above.

     Interest Collections and Principal Collections on any Distribution Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in Collections in a prior Collection Period.

     Deposits to the Distribution Accounts. On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

          (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods (to the extent not retained by the Servicer as described under '--Net Deposits' below);

          (ii) to the Class A Distribution Account, after the application of clause (i), the Class A Interest Distribution; and

          (iii) to the Class B Distribution Account, after the application of clauses (i) and (ii), the Class B Interest Distribution.

     On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (i), (ii) and (iii) above:

          (iv) to the Class A Distribution Account, the Class A Principal Distribution;

          (v) to the Class B Distribution Account, after the application of clause (iv), the Class B Principal Distribution; and

          (vi) to the Reserve Fund, any amounts remaining after the application of clauses (i) through (v).

     To the extent necessary to satisfy the distributions described above, the Servicer shall instruct the Trustee to withdraw from the Reserve Fund and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

          (i) an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account;

          (ii) an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

          (iii) an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

          (iv) an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

     On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

     'Class A Interest Carryover Shortfall' means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     'Class A Interest Distribution' means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

     'Class A Monthly Interest' means, with respect to any Distribution Date, one-twelfth (or, in the case of the first Distribution Date a fraction, the numerator of which is equal to 34 and the denominator of which is 360) of the product of the Class A Pass-Through Rate and the Class A Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class A Principal Balance.

     'Class A Monthly Principal' means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for such Distribution Date plus the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

     'Class A Principal Balance' equals the Original Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

     'Class A Principal Carryover Shortfall' means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such preceding Distribution Date.

     'Class A Principal Distribution' means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class A Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Principal Balance to zero.

     'Class B Interest Carryover Shortfall' means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     'Class B Interest Distribution' means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

     'Class B Monthly Interest' means, with respect to any Distribution Date, one-twelfth (or, in the case of the first Distribution Date a fraction, the numerator of which is equal to 34 and the denominator of which is 360) of the product of the Class B Pass-Through Rate and the Class B Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class B Principal Balance.

     'Class B Monthly Principal' means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for such Distribution Date plus the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

     'Class B Principal Balance' equals the Original Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

     'Class B Principal Carryover Shortfall' means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such preceding Distribution Date.

     'Class B Principal Distribution' means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class B Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

     'Realized Losses' means, for any period, the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

SUBORDINATION OF THE CLASS B CERTIFICATES

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

     No interest distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. No principal distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively. Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal of the Class A Certificates.

RESERVE FUND

     In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under '--Subordination of the Class B Certificates,' prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Fund. Amounts on deposit in the Reserve Fund will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates. The Reserve Fund will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.

     The Reserve Fund will be created with an initial deposit by the Seller on the Closing Date of an amount equal to 5.00% of the Original Pool Balance, and will be augmented on each Distribution Date by deposit therein of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under '--Distributions on Certificates.' Amounts on deposit in the Reserve Fund will be released to the Seller on each Distribution Date to the extent that the amount on deposit in the Reserve Fund exceeds the Specified Reserve Balance. Upon any such release to the Seller of amounts from the Reserve Fund, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

     'Specified Reserve Balance' with respect to any Distribution Date means the greater of (a) 5.00% of the sum of the Class A Principal Balance and Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution
Date) except that, if on any Distribution Date (x) the average of the Charge-off Rates for the three preceding Collection Periods exceeds 2.00% with respect to the first through the seventh Distribution Dates, 3.00% with respect to the eighth through the sixteenth Distribution Dates and 2.50% with respect to the Distribution Dates thereafter, or (y) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds 1.75%, then the Specified Reserve Balance shall be an amount equal to 8.00% of the sum of the Class A Principal Balance and the Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution Date); provided that, the percentage specified in this clause (a) will revert back to 5.00% if, for any three consecutive Collection Periods, clauses (x) and (y) above are not triggered, or (b) 1.50% of the sum of the Original Class A Principal Balance and Original Class B Principal Balance; provided that the Specified Reserve Balance shall never be greater than the sum of the Class A Principal Balance and the Class B Principal Balance. In no circumstances will the Seller be required to deposit any amounts in the Reserve Fund other than the initial Reserve Fund deposit to be made on the Closing Date.

     The 'Charge-off Rate' with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Receivables expressed, on an annualized basis, as a percentage of the average of (x) the Pool Balance on the last day of the immediately preceding Collection Period and (y) the Pool Balance on the last day in such Collection Period. The 'Aggregate Net Losses' with respect to a Collection Period will equal the aggregate principal balance of all Receivables newly designated during such Collection Period as Liquidated Receivables minus Liquidation Proceeds collected during such Collection Period with respect to all Liquidated Receivables and any Recoveries collected during such Collection Period. The 'Delinquency Percentage' with respect to a Collection Period will equal the ratio of (a) the outstanding principal balance of the Receivables 60 days or more delinquent as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, divided by (b) the outstanding principal balance of all Receivables on the last day of such Collection Period.

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments. Any loss on such investment will be charged to the Reserve Fund. Any investment earnings (net of losses) will be paid to the Seller.

     The time necessary for the Reserve Fund to reach and maintain the Specified Reserve Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Fund is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables. If on any Distribution Date amounts on deposit in the Reserve Fund have been depleted, the protection afforded the Class B Certificates by the Reserve Fund will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

     None of the Class B Certificateholders, the Trustee, the Servicer or the Seller will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit Collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of Collections and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Trustee and the Certificateholders as if all deposits, distributions and transfers were made individually.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Class A Certificateholder and Class B Certificateholder as of the close of business on the related Record Date (which shall be Cede as the nominee for DTC unless Definitive Certificates are issued under the limited circumstances described herein) a statement prepared by the Servicer (the 'Distribution Date Statement'), setting forth with respect to the related Collection Period, among other things, the following information:

          (i) the amount of the distribution allocable to principal of the Class A Certificates and the Class B Certificates;

          (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

          (iii) the Pool Balance as of the close of business on the last day of such Collection Period;

          (iv) the amount of the Servicing Fee paid to the Servicer with respect to such Collection Period and the Class A Percentage and Class B Percentage of the Servicing Fee paid to the Servicer with respect to such Collection Period;

          (v) the amount of any Class A Interest Carryover Shortfall, Class A Principal Carryover Shortfall, Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall on the Distribution Date immediately following such Collection Period and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (vi) the Class A Pool Factor and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

          (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

          (viii) the aggregate principal balance of all Receivables which were more than 30, 60 and 90 days delinquent as of the close of business on the last day of such Collection Period;

          (ix) the amount on deposit in the Reserve Fund on such Distribution Date, after giving effect to distributions made on such Distribution Date;

          (x) the Class A Principal Balance and the Class B Principal Balance as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

          (xi) the amount otherwise distributable to the Class B
     Certificateholders that is being distributed to the Class A
     Certificateholders on such Distribution Date;

          (xii) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer with respect to such Collection Period; and

          (xiii) the aggregate Principal Balance of all Receivables (excluding the Principal Balance of Receivables which have become Liquidated Receivables) which have been repossessed by the Servicer.

     Each amount set forth pursuant to clauses (i), (ii), (iv) and (v) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of a Certificate. Copies of such statements may be obtained by Certificate Owners by a request in writing addressed to the Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee will mail to each person who at any time during such calendar year shall have been a Certificateholder a statement containing the sum of the amounts described in clauses (i), (ii), (iv) and (v) above for the purposes of such Certificateholder's preparation of federal income tax returns. See 'Federal Income Tax Consequences--Information Reporting and Backup Withholding.'

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee a report expressing an opinion as to whether management's assertion that the Servicer maintained effective internal control over the servicing of the Receivables for the Trust is fairly stated in all material respects as of the preceding calendar year (or, in the case of the first such report, as of December 31, 1998).

     The Agreement will also provide for delivery to the Trustee concurrently with the delivery of the reports referred to above of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended December 31 (or in the case of the first such certificate, the period from the Closing Date to December 31, 1998) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Trustee notice of certain Events of Servicing Termination under the Agreement.

     Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee. See 'The Certificates--The Trustee.'

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. Such resignation will become effective on the earlier of the date the Servicer is required by regulatory authorities to resign or the date on which the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement.

     The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is incidental to its servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in the Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Agreement.

     The Servicer may appoint a subservicer or subcustodian to perform all or any portion of its obligations under the Agreement; however, the Servicer shall remain obligated and be liable to the Trust, the Trustee and the Certificateholders for the servicing and administering of the Receivables as if the Servicer alone were servicing and administering the Receivables. It is currently anticipated that the Receivables will be serviced as part of BOCC's national servicing operation and, accordingly, one or more affiliates of the Servicer may be appointed as a subservicer or subcustodian of the Receivables. See 'The Seller's Affiliated Bank Portfolio of Motor Vehicle Loans--National Servicing Operation.'

EVENTS OF SERVICING TERMINATION

     'Events of Servicing Termination' under the Agreement will consist of (i) any failure by the Servicer to deliver to the Trustee for deposit in any of the Accounts any required payment or to direct the Trustee or the Collateral Agent, as applicable, to make any required distributions therefrom, that shall continue unremedied for five Business Days after written notice of such failure is received by the Servicer from the Trustee or the Collateral Agent, as applicable, or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Agreement which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer by the Trustee or (2) to the Servicer and to the Trustee by holders of Certificates, evidencing not less than 25% aggregate outstanding principal balance of the Class A Certificates and Class B Certificates taken together as a single Class (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and the Servicer delivers an officer's certificate to the Trustee to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default); and (iii) certain events of insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy, receivership or similar proceedings, or inability to pay its obligations.

     If an Event of Servicing Termination occurs, the Trustee will have no obligation to notify Certificateholders of such event prior to the end of any cure period described above.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     As long as an Event of Servicing Termination remains unremedied, the Trustee or the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single Class may terminate substantially all of the Servicer's rights and obligations under the Agreement, whereupon the Trustee or a successor Servicer appointed by the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement. Thereafter, the successor Servicer will be entitled to the compensation otherwise payable to the Servicer. If, however, a conservator or receiver has been appointed for the Servicer, and no Event of Servicing Termination other than such appointment has occurred, such conservator or receiver may have the power to prevent the Trustee or the Certificateholders from terminating substantially all of the Servicer's rights and obligations under the Agreement. In the event that the Trustee is unwilling or legally unable so to act, the Trustee may appoint, or petition a court of competent jurisdiction for the appointment of a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile receivables. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under the Agreement.

WAIVER OF PAST DEFAULTS

     The holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and Class B Certificates taken together as a single Class, in the case of any default which does not adversely affect the Trustee may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments from any of the Accounts in accordance with the Agreement. No such waiver shall impair the Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provision therein or for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of Certificateholders; provided, that such action will not, in the opinion of counsel reasonably satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder.

     The Agreement also may be amended by the Seller, the Servicer and the Trustee, with the consent of the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate, without the consent of all adversely affected Certificateholders or (ii) reduce the percentage of the aggregate outstanding principal balance of the Certificates, the holders of which are required to consent to any such amendment, without the consent of all Certificateholders affected thereby.

LIST OF CERTIFICATEHOLDERS

     Upon written request of the Servicer, the Trustee will provide to the Servicer within 15 days after receipt of such request a list of names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by holders of Certificates of either Class evidencing not less that 25% of the voting interests thereof, and upon compliance by such Certificateholders with certain provisions of the Agreement, the Trustee will afford such Certificateholders access during business hours to the most current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.

     The Agreement will not provide for holding any annual or other meetings of Certificateholders.

TERMINATION

     The obligations of the Seller, the Servicer and the Trustee under the Agreement will, except with respect to certain reporting requirements, terminate upon the earliest of (i) the Distribution Date next succeeding the Seller's purchase of the Receivables, as described below, (ii) payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and (iii) the Distribution Date next succeeding the month which is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust (including any Liquidated Receivables) in accordance with the terms and priorities set forth in the Agreement.

     The Seller will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to 5% or less of the Original Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon. The exercise of this right will effect an early retirement of the Certificates.

     The Trustee will give written notice of termination of the Trust to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate (whether a Definitive Certificate or the physical certificate representing the Certificates) at the office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to the Seller or as otherwise provided in the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables or any related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account. The Trustee will not independently verify the Receivables. If no Event of Servicing Termination has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of such failure as specified in the Agreement.

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the

Class B Certificates, have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE

     Bankers Trust Company, a New York banking corporation, will act as Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor trustee. However, any such resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will also provide that the Trustee will be entitled to indemnification by the Seller for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the Trustee to the extent that any such loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Seller or the Servicer is required to indemnify the Trustee.

     The Trustee's Corporate Trust Office is located at 4 Albany Street, New York, New York 10006. The Seller, the Servicer and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The Receivables are 'chattel paper' as defined in the UCC. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Seller will cause appropriate financing statements to be filed with the appropriate governmental authorities in the State of Texas to perfect the interest of the Trust in its purchase of the Receivables from the Seller.

     Pursuant to the Agreement, the Servicer will hold the Receivables, either directly or through subcustodians, as custodian for the Trustee following the sale and assignment of the Receivables to the Trust. The Servicer will appoint Banc One Services Corporation to act as subcustodian with respect to the Receivables. The Seller will take such action as is required to perfect the rights of the Trustee in the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

     Under the Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     Generally, retail motor vehicle loans such as the Receivables evidence loans to obligors to finance the purchase of such motor vehicles. The loans also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Ohio and most other states, a security interest in the vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     Each Affiliated Bank's practice is to take such action as is required in order to perfect its security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If the related Affiliated Bank, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the related Affiliated Bank's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. The Affiliated Bank's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Seller will warrant in the Agreement that it has an enforceable first priority perfected security interest with respect to each Financed Vehicle on the Closing Date and will be required to repurchase the related Receivable in the event of an uncured breach of such warranty.

     In connection with the acquisition by the Seller of the related Receivables from the Affiliated Banks, the Affiliated Banks have assigned their respective security interests in the Financed Vehicles to the Seller. Pursuant to the Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Trust, and the Servicer will hold the certificates of title relating to the Financed Vehicles, or such other documents sufficient to evidence the security interest of the related Affiliated Bank in the applicable Financed Vehicles, either directly or through subcustodians, as custodian for the Trustee following such sale and assignment. The certificates of title will not be endorsed or otherwise amended to identify the Trust or Trustee as the new secured party, however, because of the administrative burden and expense involved.

     In Ohio and most other states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In Ohio and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the related Affiliated Bank or the Seller or administrative error by state or local agencies, the notation of the related Affiliated Bank's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust or Trustee as the new secured party on the certificate of title that the security interest of the Trust or the Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

     The Seller will warrant in the Agreement as to each Receivable conveyed by it to the Trust that, on the Closing Date, it has a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) and such security interest will be assigned by the Seller to the Trustee for the benefit of the Certificateholders. In the event of an uncured breach of such warranty, the Seller will be required to repurchase such Receivable for its Purchase Amount. This repurchase obligation will constitute the sole remedy available to the Trust, the Trustee and the Certificateholders for such breach. The Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Seller.

     In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of Ohio and most states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states require surrender of a certificate of title to re-register a motor vehicle and require that notice of such surrender be given to each secured party noted on the certificate of title. In those states that require a secured party take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The related Affiliated Bank would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle loans, the related Affiliated Bank takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. However, there is a risk that an Obligor could relocate without notification to the related Affiliated Bank, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the related Affiliated Bank's lien.

     Under the laws of Ohio and many other states, certain possessory liens for repairs performed on a motor vehicle and liens for unpaid taxes as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority over a perfected security interest in the motor vehicle. The Seller will warrant in the Agreement that, as of the Closing Date, neither the Seller nor any of the Affiliated Banks have received notice that any such liens are pending. In the event of a breach of such warranty which has a material and adverse effect on the interests of the Trust, the Trustee and the Certificateholders, the Seller will be required to repurchase, or cause the related Affiliated Bank to repurchase the Receivables secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the Trust, the Trustee and the Certificateholders for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of the Seller.

REPOSSESSION

     In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases, and is accomplished simply by taking possession of the motor vehicle. Generally, where the obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the motor vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance and certain additional amounts.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in Ohio and those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, a defaulting Obligor may have very little capital or sources of income available following repossession. Other statutory provisions, including state and federal bankruptcy laws, may interfere with a lender's ability to enforce a deficiency judgment or to collect a debt owed or realize upon collateral. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

     Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the motor vehicle or, if no such lienholder exists or funds remain after paying such other lienholder, to the Obligor.

CONSUMER PROTECTION LAWS

     Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z and AA, and other similar acts and regulations, state adoptions of the Uniform Consumer Credit Code and other similar laws, including the Ohio Retail Installment Sales Act and state usury laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as the Trust, to enforce secured loans such as the Receivables.

     The FTC's holder-in-due-course rule (the 'FTC Rule') has the effect of subjecting a seller of motor vehicles (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the purchaser could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule may be duplicated by state statutes or the common law in certain states. Although the related Affiliated Banks are not sellers of motor vehicles and are not subject to the jurisdiction of the FTC, the loan agreements evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, the related Affiliated Bank and the Trustee as holder of the Receivables, may be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

     Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a 'Buyer's Guide' which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the related Affiliated Bank is not a seller of motor vehicles and is not subject to these laws, a violation thereof may form the basis for a claim or defense against the related Affiliated Bank or the Trustee as holder of the Receivables.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     The Seller will warrant in the Agreement as to each Receivable conveyed by it to the Trust that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. If, as of the Cutoff Date, an Obligor had a claim against the Trust for violation of any law and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase the Receivable unless the breach were cured. This repurchase obligation will constitute the sole remedy of the Trust, the Trustee and the Certificateholders against the Seller in respect of any such uncured breach. See 'The Certificates--Sale and Assignment of the Receivables.'

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     The Seller intends that the transfer of the Receivables by it under the Agreement constitutes a sale. If the Seller were to become insolvent, FIRREA sets forth certain powers that the FDIC could exercise if it were appointed as receiver for the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to the Trust of payments collected on the Receivables. If the transfer to the Trust were to be characterized as a secured loan, to the extent that the Seller would be deemed to have granted a security interest in the Receivables to the Trust, and that interest had been validly perfected before the Seller's insolvency and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance and payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Seller. If, however, the FDIC were to assert a contrary position, such as by requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur.

     As an insured depository institution, the Seller and its subsidiaries and persons owned or controlled by the Seller or its subsidiaries are subject to the examination, regulation and supervision of the Office of the Comptroller of the Currency (the 'OCC'). The OCC has broad regulatory powers to prevent or remedy unsafe or unsound practices or other violations of applicable regulations, agreements or policies. The OCC may issue a cease-and-desist order or require affirmative action to correct any conditions resulting from any violation or practice with respect to which such order is issued including requiring such entity, among other things, to make restitution or provide reimbursement, to dispose of any loan or asset involved, to rescind agreements or contracts and to take such other action as the OCC determines to be appropriate. The Seller believes that the transactions contemplated by the Prospectus do not constitute unsafe or unsound practices and do not violate any applicable OCC regulations, agreements or policies.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated Federal income tax consequences of the purchase, ownership and disposition of Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code. Consequences to individual investors of investment in the Certificates will vary according to circumstances; accordingly, investors should consult their own tax advisors to determine the Federal, state, local, and other tax consequences of the purchase, ownership and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the 'IRS') with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

TAX STATUS OF THE TRUST

     In the opinion of Squire, Sanders & Dempsey L.L.P., special tax counsel, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Accordingly, each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust. If the IRS determined that the Trust were not properly characterized as a grantor trust, then, in the opinion of special tax counsel, the Trust would be classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes. There would be no or only minor Federal income tax consequences to the Certificate Owners if the Trust were characterized as a partnership rather than a grantor trust. The discussion that follows assumes that the Trust will be treated as a grantor trust.

     In General. For purposes of Federal income tax, the Seller will be deemed to have retained a fixed portion of the interest due on each Receivable (the 'Retained Yield') equal to the difference between (x) the APR of such Receivable and (y)(i) with respect to the Class A Percentage of such Receivable, the sum of the Class A Pass-Through Rate and the Servicing Fee Rate, and (ii) with respect to the Class B Percentage of such Receivable, the sum of the Class B Pass-Through Rate and the Servicing Fee Rate. The Retained Yield will be treated as 'stripped coupons' within the meaning of Section 1286 of the Code. In addition, if the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable could be treated as a 'stripped coupon' purchased by the Class B Certificate Owners or as an amount received as consideration for a guaranty. Accordingly, each Class A Certificate Owner will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Retained Yield and less any amount treated as a stripped coupon purchased by the Class B Certificate Owners or received as consideration for a guaranty), and such interest in each Receivable will be treated as a 'stripped bond' within the meaning of Section 1286 of the Code. Similarly, each Class B Certificate Owner will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable or any amount treated as consideration for a guaranty.

CLASS A CERTIFICATE OWNERS

     Because Class A Certificates represent stripped bonds, they will be subject to the original issue discount ('OID') rules of the Code. Accordingly, the tax treatment of a Class A Certificate Owner will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.

     In general, under regulations issued under Section 1286 of the Code, the amount of OID on a Receivable treated as a 'stripped bond' will be de minimis if it is less than 1/4 of one percent of the stated redemption price at maturity, as defined in Section 1273(a)(2) of the Code, for each full year remaining after the purchase date until the maturity of the Receivable. The maturity date is based on the weighted average maturity date (and a reasonable prepayment assumption may have to be taken into account in determining weighted average maturity). Under the regulations, it appears that the portion of the interest on each Receivable payable to the Class A Certificate Owners will be treated as 'qualified stated interest.' As a result, the amount of OID on a Receivable will equal the amount by which the price at which a Certificate Owner is deemed to have acquired an interest in a Receivable (the 'Purchase Price') is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired. Although the matter is not free from doubt, the Trust intends to take the positions (i) that the amount of OID on the Receivables will be determined by aggregating all payments on the Receivables allocable to the Class A Certificate Owners (not including the Retained Yield), and treating the portion of all payments on the Receivables allocable to the Class A Certificate Owners as a single obligation on an aggregate basis, rather than being determined separately with respect to each Receivable, and (ii) that no separate allocation of consideration must be made to accrued interest or to amounts held in the Collection Account.

     Based on these positions, it is anticipated that the Certificates will not be issued initially with OID (or that any OID present will be de minimis). The IRS could require, instead, that the computation be performed on a Receivable-by-Receivable basis. In the preamble to the regulations under Section 1286 of the Code, the IRS requests comment on appropriate aggregation rules. Any such recalculation could adversely affect the timing and character of a Class A Certificate Owner's income. The IRS might also require that a portion of the purchase price of a Certificate be allocated to accrued interest on each Receivable and to amounts held in the Collection Account pending distribution to Certificate Owners at the time of purchase as though such accrued interest and collections on the Receivables were separate assets purchased by the Certificate Owner. Any such allocation would reduce the Purchase Price and thus increase the discount (or decrease the premium) on the Receivables.

     If the amount of OID is de minimis under the rule set forth above, the Class A Certificates would not be treated as having OID. Each Class A Certificate Owner would be required to report on its Federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). Such gross income attributable to interest on the Receivables would exceed the Class A Certificate Rate by an amount equal to the Class A Certificate Owner's share of the expenses of the Trust for the period during which it owns a Class A Certificate. The Class A Certificate Owner would be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a Class A Certificate Owner from the Reserve Fund or from the subordination of the Class B Certificates will be treated for Federal income tax purposes as having the same characteristics as the payments they replace.

     A Class A Certificate Owner would report its share of the income of the Trust under its usual method of accounting. Accordingly, interest would be includible in a Certificate Owner's gross income when it accrues on the Receivables, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer or a Subservicer on behalf of Certificate Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Certificateholders in the following month, the amount of interest accruing to a Certificate Owner during any calendar month will not equal the interest distributed in that month. The actual amount of discount on a Receivable would be includible in income as principal payments are received on the Receivables.

     If the OID on a Receivable is not treated as being de minimis, in addition to the amounts described above, a Class A Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS could require use of a prepayment assumption in computing the yield of a Receivable. If a

Receivable is deemed to be acquired by a Certificate Owner at a significant discount, such treatment could accelerate the accrual of income by a Certificate Owner.

     The Servicer intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in Receivables represented by a Class A Certificate.

     In the event that a Receivable is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Receivable allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made with respect to the interests in the Receivables represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

     A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such Certificate Owner's adjusted gross income in excess of a statutorily defined threshold.

CLASS B CERTIFICATE OWNERS

     In General. Except as described below, it is believed that the Class B Certificate Owners will be subject to tax in the same manner as Class A Certificate Owners. However, no Federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates. In the absence of applicable authorities, the Servicer intends to report income to Class B Certificate Owners in the manner described below.

     Each Class B Certificate Owner will be treated as owning (i) the Class B Percentage of the principal on each Receivable plus (ii) a disproportionate portion of the interest on each Receivable (not including the Retained Yield). Income will be reported to a Class B Certificate Owner based on the assumption that all amounts payable to the Class B Certificate Owners are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Servicer will take the position that a Class B Certificate Owner's entire share of the interest on a Receivable will qualify as 'qualified stated interest'. Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificate Owners in the manner described above for holders of the Class A Certificates.

     Effect of Subordination. If the Class B Certificate Owners receive distributions of less than their share of the Trust's receipts of principal or interest (the 'Shortfall Amount') because of the subordination of the Class B Certificates, holders of Class B Certificates would probably be treated for Federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Fund.

     Under this analysis, (1) Class B Certificate Owners would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that the amount will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

SALES OF CERTIFICATES

     A Certificate Owner that sells a Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. In general, such adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate, and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Certificate were held as capital assets, except that, in the case of a Certificate that was acquired with more than a de minimis amount of market discount, such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Certificate and that was not previously included in income.

FOREIGN CERTIFICATE OWNERS

     Interest attributable to Receivables which is payable to a foreign Certificate Owner will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a 'United States person' and it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, 'United States person' means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Trustee will furnish or make available, within the prescribed period of time for tax reporting purposes after the end of each calendar year, to each Certificate Owner or each person holding a Certificate on behalf of a Certificate Owner at any time during such year, such information as the Trustee deems necessary or desirable to assist Certificate Owners in preparing their federal income tax returns. Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a 'backup' withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                        STATE AND LOCAL TAX CONSEQUENCES

     Set forth below is a summary of the Ohio income and franchise tax consequences to the Trust and the Certificateholders. Except as specifically noted below, this summary is based upon existing provisions of the Ohio Revised Code pertaining to income and franchise taxation, the rules promulgated thereunder, and relevant judicial rulings and administrative decisions and pronouncements, all of which are subject to change, which change may be retroactive. There are no Ohio authorities addressing similar transactions or involving a trust that issues interests with terms similar to those of the Certificates and no ruling addressing the matters discussed below will be sought from Ohio tax officials. There can be no assurance that such officials will agree with this summary.

     In the opinion of Squire, Sanders & Dempsey L.L.P., Ohio tax counsel, the Trust will be treated as a trust under current Ohio tax law. Under current Ohio law, a trust is not subject to either the Ohio franchise tax or the Ohio income tax, and accordingly, the Trust will not be subject to Ohio franchise or income taxation. Furthermore, Certificateholders not otherwise subject to Ohio franchise or income taxation will not be subject to Ohio franchise or income taxation solely as a result of holding interests in the Trust.

     Effective generally for tax years beginning on or after January 1, 1998, an Ohio tax is levied on the Ohio apportioned income of a 'qualifying pass-through entity' and 'qualifying trust' attributable to each

'qualifying investor' in the pass-through entity or qualifying trust. Qualifying investors, in general, are individuals or entities not otherwise subject to Ohio franchise or income taxes. The amount of tax paid by the pass-through entity or qualifying trust attributable to each qualifying investor may be claimed as a credit against that investor's Ohio franchise or income tax liability. However, trusts are not treated as qualifying pass-through entities and trusts whose activities are limited to the acquisition, holding, management or disposition of intangible property (as is the case with the Trust) are not treated as qualifying trusts. Therefore, following the effective date of the new law, the Trust will not be subject to Ohio franchise or income taxation.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a 'Plan'), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ('parties in interest' and 'disqualified persons'). Such transactions are treated as 'prohibited transactions' under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term 'plan assets.' Under Section 2510.3- 101 of the United States Department of Labor ('DOL') regulations (the 'Regulation'), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an 'equity interest' in such entity, unless certain exceptions apply. The Seller believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

     The DOL has issued individual exemptions, Prohibited Transaction Exemption ('PTE') 95-89, Exemption Application No. D-10046, 60 Fed. Reg. 49011 (1995), to Banc One Capital Corporation, and PTE 89-89, Exemption Application No. D-6446, 54 Fed. Reg. 42589 (1989) to Salomon Brothers Inc (collectively, the 'Exemption'). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Seller believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

          (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interest evidenced by other certificates of the Trust;

          (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four rating entities;

          (4) the Trustee is not an affiliate of any other member of the 'Restricted Group', which consists of the Underwriters, the Seller, the Trustee, the Servicer, the Affiliated Banks, each subservicer, each insurer and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties.

          (5) the sum of all payments made to and retained by the Underwriters in connection with the offering of the Class A Certificates represents not more than reasonable compensation for placing the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than the reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) the Plan investing in the Class A Certificates must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by a nationally recognized rating agency and thus the third general condition should be satisfied. The Seller and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Seller or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

     The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute 'certificates' for purposes of the Exemption and (b) that the specific conditions set forth in
Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     Because the Class B Certificates are subordinate interests, the Exemption will not be available for Class B Certificates. Accordingly, no Class B Certificate may be purchased by or otherwise transferred to a Plan other than an 'insurance company general account' as defined in, and which complies with the provisions of, PTE 95-60 which may be deemed to be holding Plan assets. Furthermore, each purchaser of Class B Certificates will be deemed to have represented that it is not acquiring Class B Certificates, directly or indirectly, for or on behalf of a Plan other than an 'insurance company general account' as defined in, and which complies with the provisions of, PTE 95-60. If Definitive Certificates are issued, each transferee of a Class B Certificate will be required to deliver to the Trustee a certificate to such effect. Any purchaser whose source of funds for the purchase of Class B Certificates includes such assets of an insurance company general account should itself confirm that all applicable requirements set forth in PTE 95-60 will be satisfied, particularly the requirement (set forth in Section IV(c) of PTE 95-60) that neither the insurance company nor an affiliate thereof will be a party in interest or disqualified person in connection with the purchase and holding of Class B Certificates or the servicing, management and operation of the Trust.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the 'Underwriting Agreement'), the Seller has agreed to sell to each of the Underwriters named below (collectively, the 'Underwriters'), and each of the Underwriters has severally agreed to purchase, the principal balance of each Class of Certificates set forth opposite its name below:

                                                      PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                         OF CLASS A           OF CLASS B
                   UNDERWRITERS                         CERTIFICATES         CERTIFICATES
                   ------------                       -----------------    -----------------
Banc One Capital Corporation.......................    $271,281,500.00      $18,273,711.80
                                                       ---------------      --------------
Salomon Brothers Inc...............................    $271,281,500.00      $18,273,711.79
                                                       ---------------      --------------
UBS Securities LLC.................................    $ 30,000,000.00      $         0.00
                                                       ===============      ==============
     Total.........................................    $572,563,000.00      $36,547,423.59
                                                       ===============      ==============

     The Seller has been advised by the Underwriters that they propose to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession of 0.135% per Class A Certificate and 0.195% per Class B Certificate; that the Underwriters and such dealers may allow a discount of 0.080% per Class A Certificate and 0.117% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

     The Seller has agreed to indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

     In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in commercial banking and investment banking transactions with affiliates of the Seller, including the Seller's parent BANC ONE CORPORATION.

     The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Accounts in Eligible Investments acquired from the Underwriters.

     After the initial distribution of the Certificates by the Underwriters, this Prospectus may be used by Banc One Capital Corporation, an affiliate of the Seller and the Servicer, in connection with offers and sales relating to market making transactions in the Certificates. Banc One Capital Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot the offering, creating a short position in the Certificates for their own account. The Underwriters may bid for and purchase Certificates in the open market to cover such short positions. In addition, the Underwriters may bid for and purchase Certificates in the open market to stabilize the price of the Certificates. These activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Seller by Squire, Sanders & Dempsey L.L.P., Columbus, Ohio, and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain Federal income tax matters and Ohio franchise tax matters will be passed upon for the Seller by Squire, Sanders & Dempsey L.L.P.

                            INDEX OF PRINCIPAL TERMS

                                                                           PAGE
                                                                           ----
Accounts.................................................................   26
Affiliated Bank..........................................................    1
Affiliated Bank Portfolio................................................    4
Affiliated Banks.........................................................    1
Aggregate Net Losses.....................................................   31
Agreement................................................................    3
APR......................................................................    4
BOCC.....................................................................   14
Business Day.............................................................    5
Call Report..............................................................   22
Cede.....................................................................    2
Certificate Owner........................................................   23
Certificateholders.......................................................    5
Certificates.............................................................    1
Charge-off Rate..........................................................   31
Class....................................................................    3
Class A Certificateholders...............................................    5
Class A Certificates.....................................................    1
Class A Distribution Account.............................................   25
Class A Interest Carryover Shortfall.....................................   29
Class A Interest Distribution............................................   29
Class A Monthly Interest.................................................    5
Class A Monthly Principal................................................    6
Class A Pass-Through Rate................................................    4
Class A Percentage.......................................................    3
Class A Pool Factor......................................................   22
Class A Principal Balance................................................    5
Class A Principal Carryover Shortfall....................................   29
Class A Principal Distribution...........................................   29
Class B Certificateholders...............................................    5
Class B Certificates.....................................................    1
Class B Distribution Account.............................................   26
Class B Interest Carryover Shortfall.....................................   29
Class B Interest Distribution............................................   29
Class B Monthly Interest.................................................    5
Class B Monthly Principal................................................    6
Class B Pass-Through Rate................................................    5
Class B Percentage.......................................................    3
Class B Pool Factor......................................................   22
Class B Principal Balance................................................    5
Class B Principal Carryover Shortfall....................................   30
Class B Principal Distribution...........................................   30
Closing Date.............................................................    4
Code.....................................................................    9

                                                                           PAGE
                                                                           ----
Collateral Agent.........................................................    3
Collection Account.......................................................   25
Collection Period........................................................    6
Collections..............................................................   27
Commission...............................................................    2
Cutoff Date..............................................................    1
Dealer Agreements........................................................   13
Dealers..................................................................    4
Definitive Certificates..................................................   23
Delinquency Percentage...................................................   31
Determination Date.......................................................   28
Direct Participants......................................................   23
Distribution Date........................................................    5
Distribution Date Statement..............................................   32
DOL......................................................................   45
DTC......................................................................    2
Eligible Deposit Account.................................................   26
Eligible Institution.....................................................   26
Eligible Investments.....................................................   26
Eligible Trust Company...................................................   26
ERISA....................................................................    9
Events of Servicing Termination..........................................   33
Exchange Act.............................................................    2
Excluded Plan............................................................   46
Exemption................................................................   45
FDIC.....................................................................   11
Final Scheduled Distribution Date........................................    1
Final Scheduled Maturity Date............................................    4
Financed Vehicles........................................................    4
FIRREA...................................................................   11
FTC Rule.................................................................   39
Holders..................................................................   24
Indirect Participants....................................................   23
Interest Collections.....................................................   27
IRS......................................................................   41
Issuer...................................................................    3
Liquidated Receivables...................................................   28
Liquidation Proceeds.....................................................   28
Motor Vehicle Loans......................................................   14
Obligors.................................................................    4
OCC......................................................................   41
Ohio Tax Counsel.........................................................    8
OID......................................................................   42
Original Class A Principal Balance.......................................    3
Original Class B Principal Balance.......................................    3

                                                                           PAGE
                                                                           ----
Original Pool Balance....................................................    7
Paid-Ahead Period........................................................   21
Paid-Ahead Receivable....................................................   21
Participants.............................................................   23
Plan.....................................................................    9
Pool Balance.............................................................    7
Principal Collections....................................................    6
PTE......................................................................   45
Purchase Amount..........................................................   25
Purchase Price...........................................................   42
Rating Agency............................................................    9
Realized Losses..........................................................   30
Receivable File..........................................................   25
Receivables..............................................................    1
Record Date..............................................................    5
Recoveries...............................................................   28
Registration Statement...................................................    2
Regulation...............................................................   45
Reserve Fund.............................................................    6
Restricted Group.........................................................   46
Retained Yield...........................................................   41
Rules....................................................................   23
Securities Act...........................................................    2
Seller...................................................................    3
Servicer.................................................................    3
Servicing Fee............................................................    8
Servicing Fee Rate.......................................................    8
Shortfall Amount.........................................................   43
Simple Interest Receivable...............................................   17
Specified Reserve Balance................................................    7
Trust....................................................................    1
Trust Property...........................................................    4
Trustee..................................................................    3
UCC......................................................................   11
Underwriters.............................................................   48
Underwriting Agreement...................................................   48

================================================================================
NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                      PAGE
Reports to Certificateholders.......................    2
Available Information...............................    2
Incorporation of Certain Documents by
  Reference.........................................    2
Summary of Terms....................................    3
Risk Factors........................................   10
Formation of the Trust..............................   13
The Trust Property..................................   13
The Seller's Affiliated Bank Portfolio of Motor
  Vehicle Loans.....................................   14
The Receivables Pool................................   17
Maturity and Prepayment Assumptions.................   21
Yield Considerations................................   21
Pool Factors and Trading Information................   22
Use of Proceeds.....................................   22
The Servicer and the Seller.........................   22
The Certificates....................................   23
Certain Legal Aspects of the Receivables............   37
Federal Income Tax Consequences.....................   41
State and Local Tax Consequences....................   44
ERISA Considerations................................   45
Underwriting........................................   48
Legal Matters.......................................   48
Index of Principal Terms............................   49

                            ------------------------

UNTIL MARCH 9, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                $609,110,423.59

                                 BANC ONE AUTO
                              GRANTOR TRUST 1997-B

                                $572,563,000.00
                                 CLASS A 6.29%
                           ASSET BACKED CERTIFICATES

                                 $36,547,423.59
                                 CLASS B 6.46%
                           ASSET BACKED CERTIFICATES

                             BANK ONE, TEXAS, N.A.
                              SELLER AND SERVICER

                           -------------------------
                                   PROSPECTUS
                                DECEMBER 9, 1997
                           -------------------------

                          BANC ONE CAPITAL CORPORATION

                              SALOMON SMITH BARNEY

                                 UBS SECURITIES
================================================================================